UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Skillsoft Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2024 Proxy Statement and

Notice of Annual Meeting of Stockholders

Thursday, July 18, 2024 3:00 p.m. Eastern Time Online at: www.virtualshareholdermeeting.com/SKIL2024

7887 E. Belleview Ave, Suite 600 Greenwood Village, CO 80111	June 7, 2024

Dear Fellow Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Skillsoft Corp., which will be held at 3:00 p.m., Eastern Time, on Thursday, July 18, 2024. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SKIL2024 and using a 16-digit control number included in your proxy materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.

Sincerely, Ronald W. Hovsepian Executive Chair

Skillsoft Corp.

7887 E. Belleview Ave, Suite 600

Greenwood Village, CO 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	July 18, 2024	Record Date:	May 20, 2024

Time:	3:00 p.m. ET	Attendance:	www.virtualshareholdermeeting.com/SKIL2024

To the Stockholders of Skillsoft Corp.:

We will hold the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Skillsoft Corp. (the “Company,” “Skillsoft,” “we,” “us,” or “our”) on July 18, 2024 at 3:00 p.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions online by visiting www.virtualshareholdermeeting.com/SKIL2024 and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card (the “Proxy Card”), or the voting instructions that accompanied the proxy materials (the “Proxy Materials”).

Items of Business:

1.	To elect as directors the three nominees named in the accompanying Proxy Statement to a term of three years each, or until their successors have been elected and qualified;

2.	To approve the Amendment to the Skillsoft Corp. 2020 Omnibus Incentive Plan (the “2020 Plan”), to increase the number of shares of Class A common stock available for issuance under the 2020 Plan;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025; and

4.

To approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Annual Meeting, there are insufficient shares of our capital stock represented, either in person or by proxy, to constitute a quorum necessary to conduct business at the Annual Meeting or to approve Proposal No. 2 (Amendment to the 2020 Plan).

These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”). In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.

We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our Proxy Materials, consisting of the Notice of Annual Meeting, the Proxy Statement and a Proxy Card, and our Annual Report to Stockholders for the fiscal year ended January 31, 2024 (“fiscal 2024”), via the Internet. On or about June 7, 2024, we are mailing to stockholders as of May 20, 2024 (the record date) a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail, or telephone. The notice also contains instructions on how to request a paper copy of our Proxy Materials and our fiscal 2024 Annual Report (“Annual Report”). This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials.

Your vote is important. Whether or not you expect to attend the Annual Meeting, the Board encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board, Ronald W. Hovsepian Executive Chair

June 7, 2024

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to be held on July 18, 2024. The Proxy Statement and Skillsoft’s Annual Report for fiscal 2024 are available at www.proxyvote.com.

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.

Skillsoft at a Glance

Skillsoft delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class tech, and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential.

FY2024 Business Highlights

•

Positioned Skillsoft as the partner-of-choice to help customers thrive in the Generative AI (“GenAI”) era, launching Skillsoft CAISY™ - our GenAI-powered virtual coaching solution - and releasing a comprehensive suite of GenAI-based Skill Benchmarks, Aspire Journeys, and interactive Codecademy courses and hands-on labs.

•	Accelerated revenue growth in our subscription-based Content & Platform segment to 3% on a year-over-year pro forma comparable basis.
•	Improved our dollar retention rate year-over-year from 100% to 101% and delivered four consecutive quarters with LTM dollar retention rates of 101%.
•

Sharpened our focus to better serve Enterprise Skills Champions – generally large and complex global organizations with more than 10,000 employees – for whom reskilling and upskilling is an enterprise-wide strategic priority, where we achieved LTM dollar retention rates of 105%.

•	Enhanced profitability with higher pro forma Adjusted EBITDA on a dollars and margin basis year-over-year.
•

Ended the year with a strong balance sheet and liquidity profile to support our strategic investment priorities and future growth objectives, including $147 million of cash, cash equivalents, and restricted cash.

Overview of Proposals

Proposals	Board Vote Recommendation	Page
1. Elect three Class III Director nominees	FOR each nominee	6
2. Approve the amendment to the 2020 Plan	FOR	22
3. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025	FOR	31
4. To approve the adjournment of the Annual Meeting to a later date or dates, if necessary	FOR	33

Proposal No. 1: Director Nominee Election

We are asking you to vote for the election of Helena B. Foulkes, Karen G. Mills and Paul Peake as Class III directors, each to serve for a three-year term expiring at our 2027 Annual Meeting. Our Board currently consists of eight members and is divided into three classes, each of which has a three-year term.

Proposal No. 2: Approval of Amendment to 2020 Plan

We are also asking you to approve the Amendment to the 2020 Plan (the “Amendment”), to increase the number of shares of Class A common stock available for issuance under the 2020 Plan. An affirmative vote to approve the Amendment would increase the number of Class A common stock shares authorized for issuance from 1,808,333 shares (as adjusted by the reverse stock split and the automatic increases in the plan share reserve since the 2020 Plan’s adoption) to 2,908,333 shares.

Proposal No. 3: Ratification of Independent Auditor

We are also asking you to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.

Proposal No. 4: Approval of Adjournment of Annual Meeting

We are also asking you to approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Annual Meeting, there are insufficient shares of our capital stock represented, either in person or by proxy, to constitute a quorum necessary to conduct business at the Annual Meeting or to approve Proposal No. 2 (Amendment to the 2020 Plan).

Other Proposals

The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Proxy Card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ SKIL2024 and using your 16-digit control number included on your Notice of Annual Meeting, on your Proxy Card, or on the instructions that accompanied your Proxy Materials to enter the meeting.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the Notice or voting instructions are being forwarded to you by that organization.

We are holding the Annual Meeting as a virtual meeting because we believe that conducting the Annual Meeting as a virtual meeting is consistent with our commitment to innovation and will encourage higher levels of stockholder participation while also helping us reduce the environmental costs associated with the Annual Meeting. The Company designed the format of the virtual Annual Meeting to ensure that its stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. To ensure such an experience, the Company will provide stockholders with the ability to submit appropriate questions in real-time through the meeting website. Questions pertinent to Annual Meeting matters may be recognized and answered during the Annual Meeting in our discretion, in accordance with the rules of conduct for the meeting and subject to time constraints.

The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Online access to the audiocast will open approximately fifteen minutes prior to the start of the Annual Meeting. There will be no physical meeting location. The meeting will only be conducted via live audiocast. If you have any questions about accessing the virtual meeting website for the Annual Meeting, please contact Broadridge VSM support at 844-986-0822 / International: 303-562-9302. We will offer live technical support for all stockholders attending the Annual Meeting. If you encounter any technical difficulties with the virtual meeting during the log in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page. Rules governing conduct at the Annual Meeting will be posted on the virtual meeting platform along with an agenda.

Stockholders Entitled to Vote

The Board has set May 20, 2024, as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date. At the close of business on the record date, there were 8,157,124 shares of our common stock issued, outstanding, and entitled to vote.

A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose relevant to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our principal executive office. If our offices are not generally open for any reason, stockholders may contact Investor Relations at investor.relations@skillsoft.com and arrangements will be made to review the records in person. The list will also be available for examination during the virtual Annual Meeting for examination by any stockholder.

Quorum

A majority of the voting power of our issued and outstanding shares of common stock as of the record date must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Voting Methods

Voting Before the Meeting

To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the Proxy Materials by mail, you may also vote by signing and submitting your Proxy Card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, that way your shares will be represented whether or not you are able to attend the meeting.

Voting At the Meeting

Stockholders may vote and ask questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SKIL2024. To participate in the Annual Meeting, you will need your 16-digit control number. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting – see “Street Name Holders” below. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name Holders

If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. If you would like to participate in the Annual Meeting, vote, or ask a question, you should follow the instructions in the Notice or voting instructions provided to you by that organization.

If you have any questions about how to vote or direct a vote of your shares, you may call Georgeson, Skillsoft’s proxy solicitor, at (866) 482-4943 (toll free).

Vote Requirements

Proposal No. 1: Director Nominee Election

For a director to be elected, the director must receive the affirmative vote of a plurality of the votes cast in the election.

Proposal No. 2: Approval of Amendment to the 2020 Plan

The affirmative vote of the majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to approve the Amendment to the 2020 Plan.

Proposal No. 3: Ratification of Independent Auditor

The affirmative vote of the majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to ratify our independent auditors.

Proposal No. 4: Approval of Adjournment of Annual Meeting

The affirmative vote of the majority of the voting power of the shares present or represented by proxy at the meeting and entitled to vote on the matter shall have the power to adjourn the meeting.

How your Shares will be Voted

You may vote “FOR” or “WITHHOLD” with respect to each director nominee (Proposal No. 1). A “WITHHOLD” vote will have no effect on the outcome of the election of our directors in an uncontested election. Broker non-votes will have no effect on this proposal.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the approval of the Amendment to the 2020 Plan (Proposal No. 2). An abstention will have the same effect as a vote “AGAINST” Proposal No. 2. Broker non-votes will have no effect on this proposal. If you abstain from voting on Proposal No. 2, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025 (Proposal No. 3). An abstention will have the same effect as a vote “AGAINST” Proposal No. 3. Broker non-votes will have no effect on this proposal. If you abstain from voting on Proposal No. 3, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the approval of Adjournment of the Annual Meeting (Proposal No. 4). An abstention will have the same effect as a vote “AGAINST” Proposal No. 4. Broker non-votes will have no effect on this proposal. If you abstain from voting on Proposal No. 4, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms, and other nominees who hold our shares for their customers generally have authority to vote on “routine” proposals such as the ratification of auditors when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors, the Amendment to the 2020 Plan, adjournment of the Annual Meeting or other non-routine matters.

If you are a stockholder of record and you properly sign and return a Proxy Card, your shares will be voted as you direct. If no instructions are indicated on such Proxy Card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, namely “FOR” for all director nominees, “FOR” the approval of the Amendment to the 2020 Plan, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025, and “FOR” the approval of Adjournment of the Annual Meeting, if necessary to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Annual Meeting, there are insufficient shares of our capital stock represented, either in person or by proxy, to constitute a quorum necessary to conduct business at the Annual Meeting or to approve Proposal No. 2 (Amendment to the 2020 Plan).

Revocation of Proxies

Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to Secretary, Skillsoft Corp., 7887 E. Belleview Ave, Suite 600, Greenwood Village, CO 80111, or over the Internet or by phone by following the instructions included in your Proxy Materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new Proxy Card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.

Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these Proxy Materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone. We have also retained Georgeson LLC to provide proxy solicitation services for a fee of $9,000 plus reimbursement of out-of-pocket expenses.

PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS

Overview

Our Board consists of eight directors and is divided into three classes with staggered three-year terms. At the Annual Meeting, three directors will be elected to fill positions in Class III. Helena B. Foulkes and Karen G. Mills, our current Class III directors, and Paul Peake, a nominee designated pursuant to the Prosus Subscription Agreement, are nominees for election at the Annual Meeting. Each of the nominees for Class III, if elected, will serve a three-year term expiring at the 2027 Annual Meeting, or until such director’s earlier death, resignation, or removal from the Board.

The nominating and governance committee has recommended, and the Board has approved, the nomination of each of these directors to stand for election at the Annual Meeting.

Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.

Criteria for Nomination to the Board

The nominating and governance committee assesses the skills, experiences, and attributes our Board should represent to align its individual and group strengths with our Company’s long-term strategic plan and the interests of our stockholders. The committee identifies director nominees using the criteria set forth below and any other criteria that may be identified in accordance with the committee’s charter:

•

Background and Diversity. The nominating and governance committee seeks director nominees from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills, and experience, and a policy of promoting diversity, in the context of our needs. While our Board does not establish specific goals with respect to diversity, the Board’s diversity is a consideration in the director nomination process.

•

Character. Directors should be persons of good character and demonstrate high ethical standards and integrity in their personal and professional dealings. Directors should have a history of achievements which reflects high standards for themselves and others. Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues and be willing to be accountable for their decisions as directors. Directors should interact with one another in a manner which encourages responsible, open, challenging, and inspired discussion.

•

Sufficient Time to Devote to Board Matters. Each director is expected to dedicate sufficient time, energy, and attention to ensure the diligent performance of his or her duties. To that end, no director should serve on more than four other public company boards, and no member of the audit committee should serve on more than two other public company audit committees, in each case without the prior approval of the Board. No director who is the chief executive officer of another public company should serve on more than two other public company boards, aside from the board of his/her own company without the prior approval of the Board.

Director Designation Rights

Skillsoft, Churchill Sponsor II LLC (the “Sponsor”), and Michael Klein are party to a Stockholders Agreement dated October 12, 2020 (the “Sponsor Stockholders Agreement”) pursuant to which the Sponsor has the right to nominate two directors to our Board (the “Churchill Directors”) for so long as the Sponsor beneficially owns at least 5% of our common stock. If the Sponsor beneficially owns less than 5% of our common stock, the Sponsor has the right to nominate a single director to our Board for so long as the Sponsor beneficially owns at least 1% of our common stock. In addition, pursuant to the Sponsor Stockholders Agreement, we agreed to cause the Board to be comprised of nine directors and to appoint at least one director designated by the Sponsor to each committee of the Board for so long as the Sponsor beneficially owns more than 5% of our common stock.

Skillsoft, the Sponsor, and MIH Learning B.V. (“Prosus”), as assignee of the rights and obligations of MIH Edtech Investments B.V., are party to a Subscription Agreement dated October 12, 2020 (the “Prosus Subscription Agreement”) pursuant to which Prosus has the right to nominate a number of directors to our Board (the “Prosus Directors”) proportionate to Prosus’s beneficial ownership of our common stock for so long as Prosus beneficially owns at least 5% of our common stock. Prosus has the right to designate no less than one director to our Board for so long as it beneficially owns at least 10% of our common stock, and no less than two directors to our Board for so long as it beneficially owns at least 20% of our common stock. Lawrence C. Illg currently serves as a Prosus Director and Patrick Kolek will serve as a Prosus Director until the expiration of his term at the Annual Meeting. Mr. Kolek has determined not to stand for re-election to the Board. Paul Peake will serve as a Prosus Director upon his election to the Board at the Annual Meeting.

Stockholder Nominations

The nominating and governance committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the nominating and governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement.”

Board Qualifications

Set forth below are some of the experiences, qualifications, attributes, and skills possessed by the nominees for election to the Board and our continuing directors.

Director	Corporate Governance	Finance & Capital Markets	Mergers & Acquisitions	Marketing	Diverse	Technology and Educational Technology	Growth Company	International Organizations
Ronald W. Hovsepian	☑		☑			☑
Helena B. Foulkes	☑			☑	☑
Lawrence C. Illg	☑		☑			☑	☑	☑
Michael S. Klein	☑	☑	☑					☑
Karen G. Mills	☑	☑	☑		☑		☑
Paul Peake	☑	☑	☑			☑	☑	☑
Peter Schmitt						☑		☑
Lawrence H. Summers		☑	☑					☑

Nominees and Continuing Directors

Biographical information for each person nominated for election as a director at the Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and governance committee and our Board that each such person should continue to serve as a director.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS III DIRECTOR NOMINEES LISTED BELOW.

Class III Director Nominees

Helena B. Foulkes

Independent Director Since June 2021 Committee Service: • Audit Committee • Compensation Committee (Chair) Age 59

Experience and Expertise

Helena B. Foulkes has served as a director of Skillsoft Corp. since June 2021. She is currently a member of the board of directors of Costco Wholesale Corporation, the Executive Chair of the board of directors of Follett Higher Education Group and a member of the board of Harry’s, Inc. Ms. Foulkes is a seasoned retail executive and has served as the Chief Executive Officer and a member of the board of directors of Hudson’s Bay Company (HBC), a multinational retailer, a position she held from February 2018 to March 2020, and as a member of the board of directors of Home Depot, Inc., a home improvement goods retailer, a position she held from September 2013 to October 2021. Prior to HBC, she served as Executive Vice President of CVS Health Corporation (CVS), an integrated pharmacy health care provider and retailer, and President of CVS Pharmacy, from January 2014 to January 2018. At CVS, Ms. Foulkes also served as Executive Vice President and Chief Health Care Strategy and Marketing Officer from 2011 to 2013; Executive Vice President and Chief Marketing Officer from 2009 to 2011; Senior Vice President of Health Services of CVS Pharmacy from 2007 to 2009; Senior Vice President, Marketing and Operations Services during a portion of 2007; and Senior Vice President, Advertising and Marketing from 2002 to 2007. Additionally, Ms. Foulkes held positions in Strategic Planning, Visual Merchandising, and Category Management during her 20-plus years with CVS. Ms. Foulkes holds an undergraduate degree from Harvard College and an MBA from Harvard Business School.

Qualifications

•     Ms. Foulkes was selected to serve on our Board due to her extensive business experience, including public company chief executive officer experience, and marketing and board experience.

Karen G. Mills

Independent Director Since June 2021 Committee Service: • Audit Committee (Chair) • Compensation Committee Age 70

Experience and Expertise

Karen G. Mills has served as a director of Skillsoft Corp. since June 2021. She served as director for Churchill Capital Corp II, Skillsoft’s predecessor listed company, since June 2019. Ms. Mills also serves on the board of directors of Churchill Capital Corp VII. She was previously a Director of Clarivate Plc from May 2019 until January 2021 and Churchill Capital Corp III and IV through October 2020 and July 2021, respectively, and Churchill Capital Corp V and VI through December 2023. Ms. Mills is a Senior Fellow at the Harvard Business School since January 2014, focusing on economic policy, U.S. competitiveness, entrepreneurship, and innovation. Ms. Mills was a member of President Barack Obama’s Cabinet, serving as the Administrator of the U.S. Small Business Administration from April 2009 to August 2013. Ms. Mills is the President of MMP Group since October 1993, which invests in financial services, consumer products, and technology-enabled solutions businesses. She also serves as Vice Chair of the National Bureau of Economic Research (NBER) and is a member of the Harvard Corporation. Ms. Mills holds an A.B. degree in Economics from Harvard University, Magna Cum Laude, and earned an M.B.A. from Harvard Business School.

Qualifications

•    Ms. Mills’ qualifications to serve on our Board include her expertise in strategic and financial matters, business structure and growth, leadership, and her significant public board experience.

Paul Peake

Independent Age 41

Experience and Expertise

Paul Peake currently serves as General Counsel (Food, B2C and Edtech) for Prosus, a leading global technology investor, where he oversees all legal aspects of Prosus’ investments across food delivery, ecommerce and edtech. He has more than 15 years of professional experience with more than a decade of experience holding senior positions in global internet companies. He currently serves on the board of several privately held Prosus portfolio companies, including iFood in Brazil, Takealot Group in South Africa and Flink in Europe. Before joining Prosus and Naspers in 2020, Paul spent five years at eBay group holding various senior positions including Head of Legal for StubHub Inc.’s international business. Prior to eBay, Paul worked for global organizations including Federation Internationale de Football Association (FIFA), adidas, Volkswagen Group and the United Nations. Paul started his career as a private practice lawyer in London with Shoosmiths LLP and qualified as a lawyer from Nottingham Law School followed by a Master’s Degree in EU Competition Law from King’s College London.

Qualifications • Mr. Peake is qualified to serve on our Board due to his extensive business and legal experience, including in global internet companies.

Continuing Directors – Class I Directors with Terms Expiring in 2025

Ronald W. Hovsepian

Director Since June 2021 Age 63

Experience and Expertise

Ronald W. Hovsepian has served as Chair of the Board and Executive Chair of Skillsoft Corp. since April 2024. He served as a director of Skillsoft Corp. since June 2021. He previously served as Executive Chairman of Software Luxembourg, the Skillsoft predecessor entity, from July 2018 until June 2021. Mr. Hovsepian has served as chairman of the board of directors of Ansys Corp., the global leader in engineering simulation, since 2014, and has served as a member of the board since 2012. Mr. Hovsepian has served as chairman of the board of Valo Health, a technology company in drug discovery, since June 2019. Previously, Mr. Hovsepian served as a director of Pegasystems Inc. from January 2019 until June 2021. Mr. Hovsepian also previously served as Chairman of ANN Inc., for ten years.

From September 2020 until January 2024, Mr. Hovsepian served as Chief Executive Officer of Indigo Ag, an agricultural technology company. Mr. Hovsepian currently serves as an advisor to Indigo’s Chief Executive Officer and has served as a director since July 2019. Mr. Hovsepian has been an executive partner at Flagship Pioneering, Inc., a venture capital firm focused on healthcare, since October 2018. Mr. Hovsepian was President and Chief Executive Officer of Intralinks, a global provider of secure SaaS collaboration solutions and virtual data rooms, from 2011 to 2017, until it was acquired in 2017 by Synchronoss Technologies, Inc., a telecommunications software and services company. After the acquisition, Mr. Hovsepian served as chief executive officer of Synchronoss from January to April 2017. Prior to Intralinks, Mr. Hovsepian served as President and Chief Executive Officer of Novell, Inc., from 2005 to 2011, where he started as Executive Vice President and President, Worldwide Field Operations in 2003. Mr. Hovsepian began his career at IBM, where he held a number of management and executive positions over a 16-year period. Mr. Hovsepian holds a Bachelor of Science degree from Boston College.

Qualifications

•     Mr. Hovsepian was selected to serve on our Board and as Chairperson of the Board due to his business experience in the technology sector, public company chief executive officer experience, and public company board experience, and his knowledge of Skillsoft from his prior service as Executive Chairman of Software Luxembourg, the Skillsoft predecessor entity.

Peter Schmitt

Director Since June 2021 Age: 57

Experience and Expertise

Peter Schmitt has served as a director of Skillsoft Corp. since June 2021. He previously served as a director for Software Luxembourg, the Skillsoft predecessor entity, from August 2020 until June 2021. Dr. Schmitt has served as Industrial Advisor at EQT Partners AB since May 2018 and as President at MEC Advisors LLC since October 2017. Dr. Schmitt is on the advisory board of ThermoAnalytics, Inc., and MAIT GmbH and xSuite Group GmbH (both 3i portfolio companies). Dr. Schmitt served on the board of Innovyze LLC and Zemax LLC (both EQT Partners portfolio companies) and Upchain until all three companies were sold in 2021. He also served on the advisory board of Blume Global, Inc. (an Apollo portfolio company) until its sale in 2023. Dr. Schmitt previously served as Senior Vice President of IoT & Digital Twin, Cenit AG from 2018 to 2019. Prior to Cenit, Dr. Schmitt served as Executive Vice President of Global Sales & Operational Marketing at ESI Group from 2015 to 2017, and Vice President at Dassault Systèmes from 2000 to 2015. Dr. Schmitt holds a Doctorate degree in Manufacturing Engineering from the University of Stuttgart, Germany and holds Diplom Ingenieur (equivalent to Master of Engineering in Mechanical Engineering) from Technical University of Karlsruhe, Germany.

Qualifications

•    Dr. Schmitt’s qualifications include his extensive business experience, including with international organizations, and his knowledge of Skillsoft from his prior service as a director of Software Luxembourg, the Skillsoft predecessor entity.

Continuing Directors ‐– Class II Directors with Terms Expiring in 2026

Lawrence C. Illg

Independent Director Since June 2021 Committee Service: • Compensation Committee Age 53

Experience and Expertise

Lawrence C. Illg has served as a director of Skillsoft Corp. since June 2021. He currently serves as an advisor to Prosus after holding a variety of executive positions for Prosus and Naspers from 2013 to 2023. At Prosus, he led investments in food delivery, education, healthcare and more. He has more than 20 years of professional experience, more than a decade of experience leading global internet companies and currently serves on the board of several privately held companies, including Brainly, Inc. and Stenn, Inc. Mr. Illg served on the board of Honor Technology, Inc. until 2024. Before joining Prosus and Naspers, Mr. Illg was Vice President and General Manager of New Ventures at Trulia, a leading U.S. online real estate marketplace. Prior to Trulia, he spent eight years as a senior executive at eBay, responsible for strategy and general management of many of its global marketplaces and classifieds assets. Prior to eBay, he spent several years as strategy advisor for leading global consumer goods companies. Mr. Illg started his career at the U.S. Federal Reserve Board and holds a B.A. in Economics and an MBA from the University of California, Berkeley.

Qualifications • Mr. Illg was selected to serve on our Board due to his broad business expertise, including significant experience in the education sector and with high growth companies.

Michael S. Klein

Director Since June 2021 Age 60

Experience and Expertise

Michael S. Klein has served as a director of Skillsoft Corp. since June 2021. He previously served as director for Churchill Capital Corp II, the predecessor listed company, since June 2019. Mr. Klein currently serves as Managing Partner of M. Klein and Company, a leading global financial and strategic advisory firm he founded in 2012 that provides its clients a variety of advice tailored to their objectives. Mr. Klein is the controlling member of M Klein Associates, Inc., a private company founded in 2012 and is the founder and managing member of the Garden State Capital Partners LLC (a private company founded in 2018). Mr. Klein currently serves as Chief Executive Officer and Chairman of Churchill Capital Corp VII and Churchill Capital Corp IX, which are publicly-traded blank check companies whose sponsors are each an affiliate of M. Klein and Company, LLC. Mr. Klein also serves on the board of directors of Multiplan, Inc., an entity which merged with Churchill Capital Corp III in October 2020 and is now listed on the NYSE. Prior to the merger, he served as the Chief Executive Officer and Chairman of Churchill Capital Corp III. Mr. Klein is also a director of Magic Leap (a private company), TBG AG (a private company), AltC Acquisition Corp. (an NYSE listed company), Evolution Media Capital (a private company) and various charitable organizations. Previously, Mr. Klein served on the board of directors of Credit Suisse Group AG and Credit Suisse AG from 2018 until October 2022. He was also the co-founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019, and Mr. Klein served on the board of directors of Clarivate Plc. until October 2020. Additionally, Mr. Klein previously served on the boards of Churchill Capital Corp IV, Churchill Capital V and Churchill Capital VI and Hall of Fame Resort & Entertainment Company. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments, and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30-year career, including more than two decades at Citi and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi. Mr. Klein is a graduate of The Wharton School of the University of Pennsylvania, where he earned his Bachelor of Science in Economics with concentrations in finance and accounting.

Qualifications • Mr. Klein is qualified to serve on our Board based on his significant investment banking and strategic advisory experience.

Lawrence H. Summers

Independent Director Since June 2021 Committee Service: • Nominating and Governance Committee Age 69

Experience and Expertise

Lawrence H. Summers has served as a director of Skillsoft Corp. since June 2021. He has served as the Charles W. Eliot University Professor & President Emeritus of Harvard University since January 2011 and is the Weil Director of the Mossavar-Rahmani Center for Business and Government at Harvard’s Kennedy School. From January 2009 to December 2010, Dr. Summers served as Director of the White House National Economic Council in the Obama Administration and served as President of Harvard University from 2001 to 2006. Dr. Summers has served in various other senior policy positions, including as Secretary of the Treasury in the Clinton Administration and Chief Economist of the World Bank. Currently, Dr. Summers serves on the board of directors of OpenAI, and Doma Holdings, Inc. since September 2019. He also serves on the board of ONE, chairs the board of the Center for Global Development and serves on the international advisory board of Santander. Dr. Summers is an advisor to The Hamilton Project, The Hutchins Center on Fiscal & Monetary Policy, and the Peterson Institute for International Economics. He is a distinguished senior fellow at the Center for American Progress and recently co-chaired the Commission on Inclusive Prosperity. He recently launched a Task Force on Fiscal Policy with Mayor Bloomberg and chaired the Commission on Global Health. Dr. Summers also served on the board of directors of LendingClub Corporation from 2012 to May 2018 and of Block, Inc. from 2011 to March 2024. Dr. Summers holds a B.S. in Economics from Massachusetts Institute of Technology and a Ph.D. in Economics from Harvard University.

Qualifications • Dr. Summers was selected to serve on our Board due to his extensive economic, financial, and business experience.

CORPORATE GOVERNANCE AND OUR BOARD OF DIRECTORS

Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees, and the number of meetings held during the fiscal year ended January 31, 2024.

				Standing Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Governance
Ronald W. Hovsepian	63	2021
Patrick Kolek	53	2021	☑	☑		©
Helena Foulkes	59	2021	☑	☑	©
Paul Peake	41	*	☑
Lawrence C. Illg	53	2021	☑		☑
Michael S. Klein	60	2021
Karen G. Mills	70	2021	☑	©	☑
Peter Schmitt	57	2021
Lawrence H. Summers	69	2021	☑			☑
FY 2024 Meetings			Board: 10	6	4	4
* Director Nominee ☑ = Member © = Chair

Director Independence

The Board has determined that each of our directors and director nominees other than Mr. Hovsepian, who is also our Executive Chair, Mr. Klein, and Dr. Schmitt is “independent” as that term is defined under the New York Stock Exchange (“NYSE”) listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them, including those related person transactions described in the section entitled “Certain Relationships and Related Person Transactions.”

Board Leadership Structure

Our Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the Chairperson of the Board shall be elected by the Board. Pursuant to the Prosus Subscription Agreement, the Board initially elected Patrick Kolek as Chairperson of the Board, and elected Ronald W. Hovsepian to replace Mr. Kolek as Chairperson in April 2024. The Board is free to elect another Chairperson at any time.

The Board has not adopted a policy requiring the CEO and Chairperson be different persons. The Board believes that we and our stockholders are best served by maintaining flexibility to have any director serve as Chairperson and therefore believes that a permanent policy on whether the Chairperson and CEO positions should be separated or combined is not appropriate.

In order to maintain the independent integrity of the Board, however, the Corporate Governance Guidelines provide that if the Chairperson is not an independent director, the Board shall appoint a Lead Director who must be independent. After the appointment of Mr. Hovsepian as the Chairperson of the Board, the Board determined to waive the Lead Director requirement of the Corporate Governance Guidelines until the Board determines that it is in the best interests of the Company to reinstate such requirement. The Lead Director’s responsibilities shall include: (a) presiding at all meetings of the Board at which the Chairperson is not present, including executive sessions of the independent directors; (b) serving as liaison between the Chairperson and the independent directors; (c) reviewing and approving materials to be sent to the Board; (d) approving the meeting agendas for the Board; (e) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) having the authority to call meetings of the independent directors; and (g) if requested by major stockholders, ensuring that he or she is available for consultation and direct communication. If the Chairperson is an independent director, then the foregoing responsibilities will be handled by the Chairperson.

Board Size

The Board currently consists of eight directors due to Jeffrey Tarr’s resignation from the Board on April 16, 2024. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board, subject to certain exceptions. Pursuant to the Sponsor Stockholders Agreement, we agreed to cause the Board to be comprised of nine directors. The Board is considering potential candidates to fill the vacancy created by Mr. Tarr’s departure. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Skillsoft.

Board Committees

The Board has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. The rules of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NYSE require that the compensation committee and the nominating and governance committee of a listed company be comprised solely of independent directors. Each of our audit committee, compensation committee, and nominating and governance committee is composed solely of independent directors.

Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website at https://investor.skillsoft.com under “Governance: Governance Documents.”

Audit Committee

The members of our audit committee are Helena B. Foulkes, Patrick Kolek and Karen G. Mills, with Karen G. Mills serving as chair. Each member of the audit committee is financially literate, and the Board has determined that Helena Foulkes, Patrick Kolek and Karen G. Mills each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise. The Board has determined that each member of our audit committee is independent under the applicable SEC and NYSE listing rules.

The primary function of our audit committee is to oversee our corporate accounting and financial reporting process. Our audit committee’s responsibilities include:

•	appointing and retaining, approving the compensation of, overseeing, and evaluating the independence, qualification, and performance of our independent registered public accounting firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	overseeing our internal control over financial reporting and disclosure controls and procedures;

•	monitoring compliance with our Code of Business Conduct and Ethics and our compliance and ethics program;

•	overseeing management’s process by which risk assessment and risk management are undertaken, including significant business risks and major financial risk exposures; and

•	reviewing and approving related party transactions in accordance with our Related Person Transaction Policy.

Compensation Committee

The members of our compensation committee are Lawrence C. Illg, Karen G. Mills and Helena B. Foulkes, with Helena B. Foulkes serving as chair. The Board has determined that each member of our compensation committee is independent under the applicable NYSE listing rules. The primary responsibilities of our compensation committee include:

•	reviewing and determining executive compensation philosophy, policies and programs that support our overall business strategy;

•

on an annual basis, reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives, and determining Chief Executive Officer compensation based on this evaluation;

•

on an annual basis, reviewing and recommending to the Board corporate goals and objectives relevant to the compensation of our other executive officers, evaluating the executive officers’ performance in light of these goals and objectives, and determining the executive officers’ compensation based on this evaluation; and

•	administering our incentive and equity plans, including reviewing and approving or making recommendations to the Board regarding the issuance of equity awards.

Nominating and Governance Committee

The members of our nominating and governance committee are Patrick Kolek and Lawrence H. Summers, with Patrick Kolek serving as chair. The Board has determined that each member of our nominating and governance committee is independent. The primary responsibilities of our nominating and governance committee include:

•	making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and the committees of the Board;

•	overseeing and advising the Board with respect to our corporate governance matters;

•	overseeing and discussing with management and the Board our activities relating to corporate social responsibility and sustainability matters; and

•	developing and recommending to the Board an executive officer succession plan.

Meeting Attendance

During fiscal 2024, each director attended at least 75% of the aggregate of the meetings of the Board and the standing committees on which he or she served, except for Karen Mills and Lawrence H. Summers. Ms. Mills attended 71% of the aggregate of the meetings of the Board and the standing committees on which she served and her absences were due to an unforeseen family emergency. Dr. Summers attended 70% of the aggregate of the meetings of the Board and the standing committees on which he served. Directors are expected to attend each annual meeting of stockholders. During fiscal 2024, six of our directors attended the annual meeting of stockholders.

Other Governance Matters

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the “Code”) that sets forth the legal and ethical standards of conduct for our directors, officers, and employees. It is intended to promote the conduct of our business in accordance with high standards of integrity and in compliance with all applicable laws and regulations. The Code is a “code of ethics” as defined in Item 406(b) of Regulation S-K and applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Code is available on our investor relations website https://investor.skillsoft.com under “Governance: Governance Documents.” In the event we make any amendment to, or grant any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we will disclose such amendment or waiver and the reasons therefore on our investor relations website. The contents of the website are not incorporated by reference or made a part hereof for any purpose.

Role of the Board in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on April 15, 2024.

Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of our risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. We have established an enterprise risk management (“ERM”) program, with a focus on implementing a framework, identifying and assessing risks, and mitigating and monitoring processes for such identified risks. The ERM program is led and managed by a Steering Committee consisting of our executive leadership team and a Management Risk Committee, consisting of functional business leaders. Each enterprise risk has a risk owner and a timeline for which to evaluate the risk. The Board has delegated primary responsibility for overseeing the ERM program to the audit committee. The audit committee regularly reviews and discusses the ERM program with management, and reports on such discussions to the full Board. We have also established a compliance program and have appointed a Chief Compliance Officer to manage the compliance program.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the duties and responsibilities of the Board, director independence, Board leadership structure, executive sessions, Principal Executive Officer evaluations, succession planning, director nomination, qualification and election, director orientation and continuing education, Board agenda, materials, information and presentations, director access to Company employees and independent advisers, Board communication with stockholders and others, director compensation and annual Board and committee performance evaluations. A copy of our Corporate Governance Guidelines is available on our investor relations website https://investor.skillsoft.com under “Governance: Governance Documents.”

Prohibition of Insider Trading, Pledging and Hedging

The Company has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable NYSE listing standards. Our Insider Trading Policy also contains prohibitions on both pledging and hedging. Directors, officers and employees are prohibited from engaging in “short” sales, puts, calls, or other publicly traded options with respect to any Company securities, and from placing standing or limit orders on any Company securities outside of an insider trading arrangement established pursuant to Rule 10b5-1. In addition, our Insider Trading Policy prohibits or restricts directors and officers and employees in key financial reporting or communications roles from short-term trading; pledging, hypothecating or otherwise encumbering shares of Company securities as collateral for indebtedness, including holding securities in a margin account or any other account that could cause the securities to be subject to a margin call or otherwise be available as collateral to a margin loan; and purchasing a financial instrument or entering into any transaction that is designed to hedge, establish downside price protection or otherwise offset declines in the market value of Company securities, including puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds (excluding broad-based index funds) and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value of Company securities.

Communications with the Board

The Board values stockholder communication and welcomes questions or comments about Skillsoft and its operations. Stockholders or interested parties who wish to communicate with our Board, including our independent directors, may send communication in writing to: Secretary, Skillsoft Corp., 7887 E. Belleview Ave, Suite 600, Greenwood Village, CO 80111. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder or interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.

DIRECTOR COMPENSATION

Compensation of Outside (Non-Employee) Directors

For fiscal 2024, our director compensation program consisted of an annual cash retainer of $50,000, payable in substantially equal quarterly installments in arrears, and an equity award valued at approximately $112,000 in restricted stock units, which vests on the first anniversary of the grant date or the date of the next annual meeting of stockholders, whichever is earlier, subject to the director’s continued service on such vesting date. Directors may elect to defer 100% of their annual equity award.

Additionally, the chairperson of the Board received an additional cash retainer of $50,000, the chairpersons of our three standing committees received an additional cash retainer of $25,000, and directors who serve on a standing committee receive an additional cash retainer of $10,000 for each such committee.

Each of our directors is also reimbursed for reasonable travel and related expenses associated with attendance at our Board or committee meetings.

Director Compensation Table

The table below sets forth the compensation of all our non-employee directors for the fiscal year ended January 31, 2024. Mr. Tarr retired from his position as the Company’s Chief Executive Officer and a member of the Board in April 2024, and did not receive any additional compensation for his service as a director during our fiscal year ended January 31, 2024.

	Fees earned or paid in cash	Stock Awards	Total
Name	($)(1)	($)(2)	($)
Patrick Kolek	$125,000	$111,750	$236,750
Helena B. Foulkes	$60,000	$111,750	$171,750
Ronald W. Hovsepian	$95,000	$111,750	$206,750
Lawrence C. Illg	$60,000	$111,750	$171,750
Michael S. Klein	$50,000	$111,750	$161,750
Karen G. Mills	$85,000	$111,750	$196,750
Peter Schmitt	$50,000	$111,750	$161,750
Lawrence H. Summers	$60,000	$111,750	$171,750

(1)

Represents director fees earned during fiscal 2024. Mr. Kolek’s director fees include $50,000 for his service as Chair of the Board and $25,000 for his service as Chair of the Nominating and Governance Committee. Mr. Hovsepian’s director fees include $25,000 for his service as Chair of the Compensation Committee (from which he resigned in April 2024 upon his appointment as Executive Chair), and Ms. Mills’ director fees include $25,000 for her service as Chair of the Audit Committee.

(2)

Each non-employee director received an equity award of 3,750 restricted stock units on July 20, 2023. The fair value of such restricted stock units was computed in accordance with ASC Topic 718 excluding the effect of estimated forfeitures at $29.80 per share. All such restricted stock units are subject to vesting in full one year from the grant date, or the date of the next annual meeting of stockholders, whichever is earlier. Includes amounts deferred by certain of our non-employee directors at their election. As of January 31, 2024, the aggregate number of outstanding equity awards (unvested restricted stock units) held by each director was 3,750.

PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO THE 2020 PLAN

Overview

The Board has adopted an Amendment to the 2020 Plan on June 6, 2024, subject to the approval of our stockholders, to increase the number of shares of Class A common stock available for issuance under the 2020 Plan by 1,100,000 shares. The 2020 Plan provided that the initial total number of shares of Class A common stock that may be issued under the 2020 Plan was 655,295 shares (as adjusted by the reverse stock split). The plan share reserve automatically increases on January 1 of each year, commencing on January 1 of the year following the year in which the 2020 Plan became effective and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of Class A common stock outstanding on December 31 of the preceding calendar year. The compensation committee may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of shares of Class A common stock. Following the reverse stock split, taking into account the automatic increases in the plan share reserve since the 2020 Plan’s adoption, the total number of shares of Class A common stock authorized under the 2020 Plan as of May 20, 2024 is 1,808,333. If the stockholders approve the Amendment, the number of shares of Class A common stock that are authorized for issuance under the 2020 Plan will increase from 1,808,333 to 2,908,333. The Company anticipates that the increased share reserve to be authorized under the 2020 Plan should be sufficient for approximately one to two years of future awards. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2020 Plan’s reserve upon the awards’ expiration, forfeiture or settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

We are seeking stockholder approval of the Amendment under the NYSE rules.

The purpose of the 2020 Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. We believe that the 2020 Plan is essential to our success. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. The Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help the Company meet its goals.

Through growth and a desire to align long term financial, strategic and operational achievements the Company has largely exhausted the available number of awards to issue. In order for the Company to achieve long-term success, the Company needs additional shares for its current and future directors, employees and consultants. The purpose of the Amendment to increase the number of shares of Class A common stock available for issuance under the 2020 Plan is to enable the Company to continue its practice of granting equity awards to its directors, employees and consultants.

If approved by our stockholders, the Amendment will become effective. If our stockholders do not approve this proposal, then the Amendment will not become effective.

Information Regarding Overhang and Burn Rate

In making our determination to approve the Amendment to increase the number of shares available for issuance under the 2020 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate.”

Overhang

Overhang measures the potential dilution of the cumulative dilutive impact of an equity program. Overhang is the sum of (x) the number of shares subject to equity awards outstanding and (y) the number of shares available for future grants, divided by the number of common shares outstanding. As of May 20, 2024, there were 873,861 shares of our Class A common stock underlying all outstanding equity awards under the 2020 Plan; 592,843 shares and 200,000 shares of our Class A common stock remaining available for future awards under the 2020 Plan and the Inducement Plan (as described in the Equity Compensation Plan Information section below), respectively; and a total of 8,157,124 shares of our Class A common stock outstanding, resulting in an overhang of 20.4%, with performance-based awards included in such calculation assuming target level of achievement of applicable performance goals. Taking into account the additional 1,100,000 proposed shares to be authorized under the 2020 Plan pursuant to the Amendment, as of May 20, 2024, the overhang would be 33.9%, with performance-based awards included in such calculation assuming target level of achievement of applicable performance goals.

Burn Rate

Burn rate measures the potential dilutive impact of our equity award program. Burn rate is the number of shares subject to equity awards granted during the fiscal year divided by the number of common shares outstanding at the end of the fiscal year. Our burn rate was 7.2%for the fiscal year ended January 31, 2024 (assuming target performance, for awards subject to performance-based vesting and without taking into account any forfeited equity awards). Our three-year average burn rate is 8.0% (assuming target performance, for awards subject to performance-based vesting and without taking into account any forfeited equity awards).

Promotion of Sound Corporate Governance Practices

The Company designed the 2020 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for directors, employees and consultants with the interests of stockholders and the Company. These features include, but are not limited to, the following:

●	No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the closing price of the underlying shares on the grant date.

●

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including a cancellation or repurchase of “underwater” awards in exchange for cash or other awards.

●

No Liberal Share Recycling on Stock Options or SARs. Shares retained by or delivered to the Company to pay the exercise price of a stock option or SAR, or to satisfy tax withholding obligations in connection with the exercise or settlement of such awards count against the number of shares remaining available under the 2020 Plan.

●

Annual Limits on Awards. No non-employee director may be granted any award or awards that, together with cash compensation, exceed $750,000 in the aggregate in any calendar year, increased to $1,000,000 in the year in which a non-employee director initially joins the Board.

●

Awards Subject to Clawback Policy. Awards under the 2020 Plan will be subject to any compensation recoupment policy that the Company may adopt from time to time, including the Skillsoft Corp. Incentive Compensation Clawback Policy.

Description of the Material Features of the 2020 Plan

The following is a summary of the material features of the 2020 Plan. This summary is qualified in its entirety by reference to the complete text of the 2020 Plan and the Amendment. The Amendment is attached to this proxy statement as Annex – Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan. We urge our stockholders to read carefully the entire 2020 Plan and the Amendment before voting on this proposal.

Purpose

The purpose of the 2020 Plan is to provide a means through which to attract, retain and motivate key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of Class A common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

Persons Eligible to Participate

Awards under the 2020 Plan may be granted to any (i) individual employed by us or our subsidiaries, (ii) director or officer of us or our subsidiaries or (iii) consultant or advisor to us or our subsidiaries who may be offered securities registrable pursuant to a Registration Statement on Form S-8 under the Securities Act. The compensation committee may grant awards to any individual eligible to participate in the 2020 Plan. As of May 17, 2024, approximately 2,260 employees (including executive officers), seven non-employee directors, 0 consultants and 0 advisors are eligible to participate in the 2020 Plan.

Administration

The 2020 Plan will be administered by the compensation committee or such other committee of the Board to which it has properly delegated power, or if no such committee or subcommittee exists, the Board. The compensation committee has the authority to make all decisions and determinations with respect to the administration of the 2020 Plan, and is permitted, subject to applicable law or exchange rules and regulations, to delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2020 Plan.

Shares Subject to the 2020 Plan

The 2020 Plan provided that the total number of shares of Class A common stock that may be issued under the 2020 Plan was 13,105,902 shares, prior to the reverse stock split. The plan share reserve automatically increases on January 1 of each year, commencing on January 1 of the year following the year in which the 2020 Plan became effective and ending on (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of Class A common stock outstanding on December 31 of the preceding calendar year. The compensation committee may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of shares of Class A common stock. Following the reverse stock split, taking into account the automatic increases in the plan share reserve since the 2020 Plan’s adoption, the total number of shares of Class A common stock under the 2020 Plan as of May 20, 2024 is 1,808,333. If the stockholders approve the Amendment, the number of shares of Class A common stock that are authorized for issuance under the 2020 Plan will increase from 1,808,333 to 2,908,333, subject to automatic increases in the plan share reserve and adjustment provisions described further in the Effect of Certain Events on Awards section below.

No more than the number of shares of Class A common stock equal to the plan share reserve may be issued in the aggregate pursuant to the exercise of incentive stock options. The maximum number of shares of Class A common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $750,000, with such limit increased to $1,000,000 in the year in which such non-employee director initially joins the Board.

Except for substitute awards (as described below), in the event any award expires or is cancelled, forfeited or terminated without issuance to the participant of the full number of shares of Class A common stock to which the award related, the unissued shares of Class A common stock underlying such award will be returned to the plan share reserve and may be granted again under the 2020 Plan. Shares of Class A common stock withheld in payment of an option exercise price or taxes relating to an award, and shares equal to the number of shares of Class A common stock surrendered in payment of any option exercise price, a stock appreciation right’s base price, or taxes relating to an award will reduce the plan share reserve and will not be returned to the plan share reserve. Awards may, in the sole discretion of the compensation committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards will not be counted against the plan share reserve, except that substitute awards intended to qualify as “incentive stock options” will count against the limit on incentive stock options described above. No award may be granted under the 2020 Plan after the tenth anniversary of the Effective Date (as defined therein), but awards granted before then may extend beyond that date.

Vesting of Awards

All awards granted under the 2020 Plan will vest and, as applicable, become exercisable in such manner and on such date or dates or upon such event or events as determined by the compensation committee, including, without limitation, satisfaction of Performance Conditions, if any. For purposes of the 2020 Plan, “Performance Conditions” means specific levels of performance of the Company (and/or one or more of its subsidiaries, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis on, without limitation, the following measures: (i) net earnings, net income (before or after taxes), or consolidated net income; (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital), which may be but are not required to be measured on a per share basis; (viii) actual or adjusted earnings before or after interest, taxes, depreciation, and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) objective measures of customer/client satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) sales; (xix) stockholder return; (xx) customer/client retention; (xxi) competitive market metrics; (xxii) employee retention; (xxiii) objective measures of personal targets, goals, or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, or other corporate transactions or capital-raising transactions, expansions of specific business operations, and meeting divisional or project budgets); (xxiv) comparisons of continuing operations to other operations; (xxv) market share; (xxvi) cost of capital, debt leverage, year-end cash position or book value; (xxvii) strategic objectives; (xxviii) gross or net authorizations; (xxix) backlog; or (xxx) any combination of the foregoing. Any one or more of the aforementioned Performance Conditions may be stated as a percentage of another Performance Condition, or used on an absolute or relative basis to measure the performance of one or more of the Company or its subsidiaries as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company and/or one or more of its subsidiaries or any combination thereof, as the compensation committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the compensation committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

Types of Awards

Options. The Company may grant non-qualified stock options and incentive stock options under the 2020 Plan, with terms and conditions determined by the compensation committee that are not inconsistent with the 2020 Plan. All stock options granted under the 2020 Plan are required to have a per share exercise price that is not less than 100% of the closing price of Class A common stock underlying such stock options on the date such stock options are granted (other than in the case of options that are substitute awards).  On May 23, 2024, the closing price per share was $9.22.  All stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the options are intended to qualify as incentive stock options and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code. The maximum term for stock options granted under the 2020 Plan will be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Internal Revenue Code. The purchase price for the shares of Class A common stock as to which a stock option is exercised may be paid to the Company, to the extent permitted by law, (i) in cash, check or cash equivalent at the time the stock option is exercised; (ii) in shares of Class A common stock having a fair market value equal to the aggregate exercise price for the shares of Class A common stock being purchased and satisfying any requirements that may be imposed by the compensation committee (so long as such shares have been held by the participant for at least six months or such other period established by the compensation committee to avoid adverse accounting treatment); or (iii) by such other method as the compensation committee may permit in its sole discretion, including, without limitation, (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares of Class A common stock at such time, through the delivery of irrevocable instructions to a broker to sell the shares of Class A common stock being acquired upon the exercise of the stock option and to deliver to the Company the amount of the proceeds of such sale equal to the aggregate exercise price for the shares of Class A common stock being purchased or (C) through a “net exercise” procedure effected by withholding the number of shares of Class A common stock needed to pay the exercise price and the maximum taxes that are statutorily required to be withheld. Any fractional shares of Class A common stock will be settled in cash. Options will become vested and exercisable in such manner and on such date(s) or event(s) as determined by the compensation committee, including, without limitation, satisfaction of Performance Conditions, provided that the compensation committee may, in its sole discretion, accelerate the vesting of any options at any time for any reason.

Restricted Shares and Restricted Stock Units. The Company may grant restricted shares of Class A common stock or restricted stock units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share of Class A common stock for each restricted stock unit, or, in the sole discretion of the compensation committee, the cash value thereof (or any combination thereof). As to restricted shares of Class A common stock, subject to the other provisions of the 2020 Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of Class A common stock, including, without limitation, the right to vote such restricted shares of Class A common stock. Participants generally have no rights or privileges as a stockholder with respect to restricted stock units. Restricted shares of Class A common stock and restricted stock units will become vested in such manner and on such date(s) or event(s) as determined by the compensation committee, including, without limitation, satisfaction of Performance Conditions, provided that the compensation committee may, in its sole discretion, accelerate the vesting of any restricted shares of Class A common stock or restricted stock units at any time for any reason. Unless otherwise provided by the compensation committee, whether in an award agreement or otherwise, in the event of a participant’s termination for any reason prior to vesting of any restricted shares or restricted stock units, as applicable (i) all vesting with respect to the participant’s restricted shares or restricted stock units, as applicable, will cease and (ii) unvested restricted shares and unvested restricted stock units will be forfeited for no consideration on the date of termination.

Other Equity-Based Awards and Cash-Based Awards. The compensation committee may grant other equity-based or cash-based awards under the 2020 Plan, with terms and conditions, including, without limitation, satisfaction of Performance Conditions, determined by the compensation committee that are not inconsistent with the 2020 Plan.

Effect of Certain Events on 2020 Plan and Awards

Other than with respect to cash-based awards, in the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Class A common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Class A common stock or other securities, issuance of warrants or other rights to acquire shares of Class A common stock or other securities, or other similar corporate transaction or event that affects the shares of Class A common stock (including a change in control, as defined in the 2020 Plan), or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the compensation committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants (any event in (i) or (ii), an “Adjustment Event”), the compensation committee will, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of: (A) the plan share reserve, or any other limit applicable under the 2020 Plan with respect to the number of awards which may be granted thereunder, (B) the number of shares of Class A common stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of awards or with respect to which awards may be granted under the 2020 Plan or any sub-plan and (C) the terms of any outstanding award, including, without limitation, (x) the number of shares of Class A common stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding awards or to which outstanding awards relate, (y) the exercise price or base price with respect to any award, or (z) any applicable performance measures; it being understood that, in the case of any “equity restructuring,” the compensation committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.

In connection with any change in control (as defined in the 2020 Plan), the compensation committee may, in its sole discretion, provide for any one or more of the following: (i) a substitution or assumption of, acceleration of the vesting of, the exercisability of, or lapse of restrictions on, any one or more outstanding awards and (ii) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the compensation committee in connection with such event pursuant to clause (i) above) the value of such awards, if any, as determined by the compensation committee (which value, if applicable, may be based upon the price per share of Class A common stock received or to be received by other holders of Class A common stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of Class A common stock subject to the option or stock appreciation right over the aggregate exercise price or base price thereof.

Nontransferability of Awards

Each award under the 2020 Plan will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any of our subsidiaries. However, the compensation committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of a participant or such participant’s family members, any partnership or limited liability company of which a participant, or such participant and such participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination

The Board may amend, alter, suspend, discontinue, or terminate the 2020 Plan or any portion thereof at any time; but no such amendment, alteration, suspension, discontinuance or termination may be made without stockholder approval if (i) such approval is required under applicable law; (ii) it would materially increase the number of securities which may be issued under the 2020 Plan (except for adjustments in connection with certain corporate events); or (iii) it would materially modify the requirements for participation in the 2020 Plan; and any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

The compensation committee may, to the extent consistent with the terms of the 2020 Plan and any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively (including after a participant’s termination). However, except as otherwise permitted in the 2020 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to such award will not to that extent be effective without such individual’s consent. In addition, without stockholder approval, except as otherwise permitted in the 2020 Plan in connection with certain corporate events, (i) no amendment or modification may reduce the exercise price of any option or the base price of any stock appreciation right; (ii) the compensation committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or base price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right; and (iii) the compensation committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.

Dividends and Dividend Equivalents

The compensation committee in its sole discretion may provide that any award under the 2020 Plan includes dividends or dividend equivalents, on such terms and conditions as may be determined by the compensation committee in its sole discretion. Unless otherwise provided in the award agreement, any dividend payable in respect of any share of restricted stock that remains subject to vesting conditions at the time of payment of such dividend will be retained by the Company and remain subject to the same vesting conditions as the share of restricted stock to which the dividend relates. To the extent provided in an award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalents either in cash, or in the sole discretion of the compensation committee, in shares of Class A common stock having a fair market value equal to the amount of the dividends (and interest may be credited, at the discretion of the compensation committee, on the amount of cash dividend equivalents, at a rate and subject to terms determined by the compensation committee), which accumulated dividend equivalents (and any interest) will be payable at the same time as the underlying restricted stock units are settled following the lapse of restrictions (and with any accumulated dividend equivalents forfeited if the underlying restricted stock units are forfeited).

Clawback/Repayment

All awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) the Skillsoft Corporation Incentive Compensation Clawback Policy and any other clawback, forfeiture or other similar policy adopted by the Board or the compensation committee and as in effect from time to time and (ii) applicable law. Unless otherwise determined by the compensation committee, to the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to the Company.

U.S. Federal Income Tax Consequences.

The tax consequences of awards granted under the 2020 Plan are complex and may depend on the surrounding facts and circumstances. The following provides a brief summary of certain significant federal income tax consequences of the 2020 Plan to a participant who is a citizen or resident of the United States under existing U.S. law as of the date hereof. This summary is not a complete statement of applicable law and is based upon the Internal Revenue Code, the regulations promulgated thereunder, as well as administrative and judicial interpretations of the Internal Revenue Code as in effect on the date of this description. If federal tax laws, or the interpretations of such laws, change in the future, the information provided in this section may no longer be accurate. This section does not discuss state, local, or foreign tax consequences and does not discuss the loss of deduction provisions of Section 280G of the Internal Revenue Code, the excise tax provisions of Section 4999 of the Internal Revenue Code, or the consequences of a failure to comply with Section 409A of the Internal Revenue Code, each of which may be applicable in the circumstances described below. This section also does not discuss the effect of gift, estate, or inheritance taxes, nor any state, local, employment or foreign taxes which may be applicable.

Non-Qualified Options: A participant generally will not have taxable income on the grant of a non-qualified option. A participant will have taxable income upon the exercise of a non-qualified option equal to the excess of the fair market value of Class A common stock over the option exercise price multiplied by the number of shares subject to exercise (referred to as the “option spread”), and we will generally be entitled to deduct that amount for federal income tax purposes (subject to the restrictions on deductibility pursuant to Internal Revenue Code Section 162(m), described below). This taxable income will be taxed to a participant as ordinary compensation income.

Taxable income a participant recognizes from a participant’s award is subject to federal and applicable state and local income tax withholding. Federal Insurance Contributions Act, or FICA, taxes comprised of Social Security and Medicare taxes must also be withheld on the taxable income recognized at exercise.

A participant may incur a tax liability on the subsequent disposal of shares acquired from a participant’s option if these shares are sold at a gain. A participant will be responsible for paying any tax due and ensuring that any sale by a participant of the shares is reported to the tax authorities as required by applicable law. When a participant sells or otherwise disposes of shares, an amount equal to the difference between the sale or other disposition price of these shares and the cost basis of these shares will be treated as a capital gain or loss. The cost basis is equal to the amount previously taxed to a participant as compensation income plus the option price.

If the shares that a participant sells at a gain have been held for less than one year, a short-term capital gain will be recognized, which gain is subject to tax at ordinary income tax rates. For shares that a participant sells at a gain that have been held one year or longer, a long-term capital gain will be recognized, which is currently subject to tax at reduced rates. If a participant sells the shares at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.

Incentive Stock Options: A participant will not have any taxable income upon the grant of an incentive stock option. In addition, when a participant exercises an incentive stock option, a participant generally will not recognize any taxable income on the option spread (there may, however, be alternative maximum tax consequences upon exercise as explained below). Instead, a participant will be subject to income taxation only when a participant disposes of the shares a participant acquired upon the exercise of an incentive stock option. If a participant disposes of the shares of Class A common stock that a participant acquired upon exercise of an incentive stock option more than two years after the date of grant and more than one year after exercise, a participant will realize a long-term capital gain (or loss) based on the difference between the sale price of the incentive stock option shares and the exercise price of the incentive stock option, and we will not be entitled to deduct that amount for federal income tax purposes. Otherwise, if a participant disposes of the incentive stock option shares before the expiration of two years from the date of the incentive stock option grant or one year from the date of incentive stock option exercise (also called a disqualified disposition), a participant will realize ordinary compensation income in the year a participant disposed of the incentive stock option shares in an amount equal to the excess (if any) of (A) the lesser of (1) the fair market value of such shares on the date of exercise and (2) the amount realized on the sale over (B) the option exercise price, and the Company will be entitled to deduct that amount for federal income tax purposes. Any further gain (or loss) that a participant realizes upon the disqualified disposition of the Class A common stock will be taxed as short-term or long-term capital gain (or loss), depending on how long a participant held the shares, and such gains will not result in any further tax deduction for the Company.

Although a participant’s exercise of an incentive stock option does not result in the recognition of regular taxable income, the option spread on an incentive stock option exercise is a preference item that is includible in the calculation of a participant’s federal alternative maximum taxable income. Therefore, the exercise of an incentive stock option may cause an increase in a participant’s federal income tax liability if the preference income from an incentive stock option exercise causes a participant’s alternative maximum tax to exceed (or further exceed) a participant’s regular federal income tax in the year of the exercise.

Restricted Stock and Restricted Stock Units: A participant will generally not be subject to tax when a participant receives a restricted stock or restricted stock unit award unless, in the case of restricted stock, a participant makes an election pursuant to Section 83(b) of the Internal Revenue Code. Generally, a participant will recognize taxable income on the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date) or when a restricted stock unit is settled in shares of Class A common stock, as applicable, and we will generally be entitled to a deduction for federal income tax purposes in the same amount (subject to the restrictions on deductibility pursuant to Internal Revenue Code Section 162(m), described below). The taxable income from a participant’s award will be equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any. This income is taxed in the same manner and at the same rates as other compensation income. If a participant does make an election under Section 83(b) of the Internal Revenue Code, a participant will have taxable income at the time of grant equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any.

Taxable income that a participant recognizes from a participant’s award on the vesting date or date of settlement, as applicable, is subject to federal income tax withholding, as well as any applicable state and local income tax withholding. FICA taxes, which consist of Social Security and Medicare taxes, must be withheld on the value of any shares that vest for tax purposes.

A participant may incur a tax liability when a participant subsequently disposes of shares acquired from a participant’s award if those shares are sold at a gain. A participant will be responsible for paying any tax due from that sale and ensuring that any sale by a participant of Class A common stock is reported to the appropriate tax authorities as required by applicable law. When a participant sells or otherwise disposes of any shares of stock, an amount equal to the difference between the sale or other disposition price of such shares and the cost basis of such shares will be treated as a capital gain or loss. The cost basis of the shares is equal to the amount previously taxed as compensation income plus any amounts paid for the shares. The holding period of such shares begins on the date such shares are vested (or, where an election is made under Section 83(b), on the date they were issued). If the shares a participant sells at a gain are held for less than one year, a short-term capital gain will result and a participant will be subject to tax at ordinary income tax rates. For shares a participant sells at a gain that are held one year or longer, a long-term capital gain will result. If the shares a participant sells are sold at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.

Internal Revenue Code Section 162(m): In general, under Internal Revenue Code Section 162(m), income tax deductions for compensation paid by publicly-held corporations to certain current and former executive officers may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) exceeds $1 million in any one year.

THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE 2020 PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.

New Plan Benefits

Awards under the 2020 Plan may be made at the discretion of the compensation committee, and we have not currently approved any awards that are conditioned on stockholder approval of the Amendment. Any awards that may be made and any benefits and amounts that may be received or allocated under the amended 2020 Plan in the future are not determinable at this time.

The following table sets forth the awards that were granted under the 2020 Plan during fiscal year 2024:

Name	Number of RSUs/PSUs*
Jeffrey Tarr	97,500
Richard Walker	61,138
Apratim Purakayastha	54,838
Executive Officers as a group	238,476
Non-Executive Directors as a group	30,000
Non-Executive Officer Employees as a group	312,744
* PSUs reported assuming target level of achievement of applicable performance goals.

The Equity Compensation Plan Information section provides information with respect to all our equity compensation plans in effect as of January 31, 2024.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2020 PLAN.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending January 31, 2025 (“fiscal 2025”) and is asking stockholders to ratify this appointment at the Annual Meeting.

EY has audited our financial statements annually since 2020. A representative of EY is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select EY as our independent registered public accounting firm for fiscal 2025, the audit committee determined that retention of EY is in the best interests of the Company and our stockholders. Information regarding fees billed by EY for our 2024 and 2023 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.

Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain EY, but may ultimately determine to retain EY as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025.

Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that EY billed us for professional services rendered for fiscal 2024 and 2023 (in thousands):

Fee Category	2024	2023
Audit Fees	$1,886	$2,801
Audit-Related Fees	$–	$–
Tax Fees	$1,309	$4,120
All Other Fees	$–	$–
Total Fees	$3,195	$6,921

Audit Fees

Audit Fees include fees for professional services performed by EY for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and Form 10-K filings, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, such as registration statement consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include fees for the assurance and related services performed by EY that are reasonably related to the performance of the audit or review of our financial statements. We did not incur any Audit-Related Fees in fiscal 2024 or fiscal 2023.

Tax Fees

Tax Fees include aggregate fees billed for professional services performed by EY with respect to tax compliance, tax advice, and tax planning. In fiscal 2024 and 2023, these services included assistance regarding federal, state and international tax compliance, tax planning, assistance with transfer pricing analyses and general consultations.

All Other Fees

All other fees are the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in audit fees, audit-related fees, and tax fees. We did not incur any other fees for fiscal 2024 or 2023.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the audit committee charter, the audit committee pre-approves all services and fees to be provided by our independent registered public accounting firm for audit, audit-related, tax and all other services allowable under applicable rules and regulations. All such services and fees provided by our independent registered public accounting firm during fiscal year 2024 and 2023 were pre-approved by the audit committee.

Audit Committee Report

The audit committee assists our Board in overseeing and monitoring Skillsoft’s accounting, financial reporting and internal audit processes and the external audit of Skillsoft’s financial statements. The audit committee operates pursuant to a written charter that is available on our investor relations website at https://investor.skillsoft.com under “Governance: Governance Documents.”

Our management is responsible for preparing our consolidated financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. EY, our independent registered public accounting firm for the fiscal year ended January 31, 2024, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee is responsible for assisting our Board in overseeing the conduct of these activities by management and the independent auditor. In fulfilling its oversight responsibilities with respect to our audited consolidated financial statements for the fiscal year ended January 31, 2024, the audit committee took the following actions:

•  reviewed and discussed with management Skillsoft’s audited consolidated financial statements for the fiscal year ended January 31, 2024;

•  discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

•  discussed with EY their independence, and received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence.

Based on these reviews and discussions, the audit committee recommended to our Board that such audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 for filing with the SEC.

Members of the audit committee:

Karen G. Mills, Chair

Helena B. Foulkes

Patrick Kolek

PROPOSAL NO. 4: ADJOURNMENT

Overview

Proposal No. 4 (Adjournment) asks stockholders to approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the Annual Meeting, there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Annual Meeting or at the time of the Annual Meeting, to approve Proposal No. 2 (Amendment to the 2020 Plan).

Consequences if the Adjournment Proposal is Not Approved

If Proposal No. 4 (Adjournment) is not approved by the stockholders, the Board may not be able to adjourn the Annual Meeting to a later date in the event, based on the tabulated votes, there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Annual Meeting or at the time of the Annual Meeting, to approve Proposal No. 2 (Amendment to the 2020 Plan).

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL, IF NECESSARY.

EXECUTIVE OFFICERS

This section describes the positions, ages as of June 7, 2024, and selected biographical information for each of the Company’s current executive officers (other than Mr. Hovsepian, our Executive Chair, whose biographical information appears above under “Nominees and Continuing Directors”).

Name	Age	Position
Matthew Glitzer	56	Chief Revenue Officer
Apratim Purakayastha	56	GM, Enterprise Solutions, Chief Product and Technology Officer
Richard Walker	60	Chief Financial Officer

Matthew Glitzer has served as the Company’s Chief Revenue Officer since April 2023. As Chief Revenue Officer, Mr. Glitzer is responsible for Skillsoft’s global revenue-generation strategy, go-to-market approach, and sales operations. Joining in September 2022, Mr. Glitzer brings more than 20 years of experience in sales leadership, operational and P&L management, strategic alliances management, and sales operations. During his tenure with Skillsoft, Mr. Glitzer has served as the Senior Vice President and GM for North America, India, and the APAC region, as well as the Global Head of Regional Sales. Prior to joining Skillsoft, Mr. Glitzer served as Vice President, Security Sales, IBM Americas where he was responsible for all Security related products and services. Previously, Mr. Glitzer served as Vice President, IBM’s Integrated Security Business Unit — Asia Pacific, where he was responsible for Security Software sales and Services and was a member of IBM’s regional Senior Leadership Team. In Mr. Glitzer’s prior roles in Greater China for IBM, he was a member of the Global Technology Services leadership team holding the positions of General Manager, Global Technology Services, Hong Kong and Head of Client Management and Offerings. In these roles, he had country and regional P&L responsibility for all managed service clients, as well as technology solutioning, consulting and go-to-market offerings. Before joining IBM in 2005, he was vice president of Field Alliances for SAP America. Mr. Glitzer holds a Masters in Business Administration from George Washington University and a Bachelor of Science degree in Political Science from Rutgers College.

Apratim Purakayastha has served as the Company’s GM, Enterprise Solutions, Chief Product and Technology Officer since September 2023, as Chief Product and Technology Officer from July 2022 to September 2023 and as Group Chief Technology Officer from July 2016 to July 2022. During this time, Mr. Purakayastha also served as Chief Operating Officer of SumTotal, a former Skillsoft business, from 2016 to 2019. Mr. Purakayastha previously served as General Manager and Senior Vice President of SaaS at SevOne where he was responsible for its on-demand/SaaS business segment, after holding the position of Senior Vice President Engineering. Prior to SevOne, Mr. Purakayastha held senior technology positions including Group President at ACI Worldwide and Director of Software at IBM. Mr. Purakayastha holds a Doctor of Philosophy degree in Computer Science from Duke University, a Master of Science degree in Computer Science from Washington State University and a Bachelor of Science degree in Computer Science from Jadavpur University, India.

Richard Walker has served as the Company’s Chief Financial Officer since October 2022. He previously served as the Company’s Chief Corporate Strategy and Development Officer since June 2021, and as President of SumTotal through its sale by the Company in August 2022. Prior to joining the Company, Mr. Walker was an advisor to Churchill Capital from December 2020. Mr. Walker previously served as Chief Financial Officer of ServiceSource International from November 2018 through October 2020 and served on ServiceSource’s Board of Directors from October 2017 through its acquisition by Concentrix Corporation in July 2022. Among other roles, he previously held executive leadership positions of increasing responsibility at IHS (subsequently IHS Markit and acquired by S&P Global in 2022), including as Executive Vice President, Chief Financial Officer and Chief Strategy Officer, where he built the corporate strategy and development function. He also founded The Bison Group in 2016, a private partnership that collaborates with private equity firms investing in the information services industry. Mr. Walker brings extensive strategic, financial, operational and merger and acquisition experience. Mr. Walker holds a Masters in Business Administration from the University of Denver and a Bachelor of Science in Business from the University of Colorado, magna cum laude.

EXECUTIVE COMPENSATION

This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for fiscal 2024, that we provided to our named executive officers. We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS” Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a non-binding advisory vote on executive compensation, to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees and to include the pay versus performance disclosure, each as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

On September 29, 2023, we effected a 1-for-20 reverse stock split of our issued and outstanding shares of Class A common stock. As a result of the reverse stock split, every twenty (20) shares of Class A common stock issued and outstanding were converted into one (1) share of Class A common stock. Unless otherwise indicated, all share numbers and share prices included herein have been updated to reflect the reverse stock split.

Our named executive officers (or “NEOs”) for fiscal 2024 consist of our principal executive officer and our next two most highly compensated executive officers who were serving as executive officers at the end of fiscal 2024. Our fiscal 2024 NEOs are as follows:

Name	Fiscal 2024 Position
Principal Executive Officer
Jeffrey R. Tarr(1)	Chief Executive Officer and President

Next Two Most Highly Compensated Executive Officers
Richard Walker	Chief Financial Officer
Apratim Purakayastha	GM, Enterprise Solutions, Chief Product and Technology Officer

(1)

Mr. Tarr retired from his position as Chief Executive Office and as a member of the Board effective April 16, 2024. Mr. Tarr continued to serve as an advisor to the Executive Chair of the Company until May 9, 2024, on which date his employment with the Company terminated. The Board of Directors appointed Ronald W. Hovsepian as the Company’s Executive Chair and principal executive officer effective April 16, 2024.

Summary Compensation Table

The following table sets forth compensation awarded to or earned by each of our NEOs for the fiscal years indicated.

						Non-Equity
Name and principal	Year	Salary	Bonus	Stock Awards	Option Awards	Incentive Plan compensation	All other compensation
position	($)	(1)	($)	($)(2)	($)	($)	($)(3)	Total ($)
Jeffrey R. Tarr(4)	2024	$766,875	—	$3,529,500	—	—	$10,444	$4,306,819
Chief Executive Officer and President	2023	$750,000	—	$7,301,849	—	—	$4,000	$8,055,849
Richard Walker Chief Financial Officer	2024	$536,812	—	$2,233,706	—	—	$4,000	$2,774,518
Apratim Purakayastha GM, Enterprise Solutions,	2024	$536,812	—	$2,071,961	—	—	$10,620	$2,619,393
Chief Product and Technology Officer	2023	$493,750	—	$2,928,906	—	—	$4,000	$3,426,656

(1)	For fiscal 2024, the amounts reported in the “Salary” column consist of base salary earned during the year.

(2)

For fiscal 2024, the amounts represent the aggregate grant date fair value of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures and, in the case of the PSUs, based on the probable outcome of the performance conditions as of the grant date. See “Outstanding Equity Awards at Fiscal Year-End” below for a listing of RSU and PSU awards outstanding for each named executive officer as of January 31, 2024. See Note 18 to our financial statements included in our Annual Report for descriptions of the methodologies and assumptions we used to value performance-based restricted stock unit awards. The PSUs vest according to service and market conditions, and therefore have no maximum grant date fair values that differ from the grant date fair values presented in the table.

(3)

For fiscal 2024, the amounts for each named executive officer include a matching 401(k) contribution of $4,000 under the 401(k) Plan (as defined below) on the same terms as provided to all of Skillsoft’s regular full-time employees. In addition, the amount for Mr. Tarr includes $3,150 towards an annual executive health evaluation and $1,847 related to guest travel expenses and a $1,447 tax gross-up related to the same. For Mr. Purakayastha, includes, amounts of $4,677 related to guest travel expenses and a $1,943 tax gross-up related to the same. Guest travel expenses for Mr. Tarr and Mr. Purakayastha were incurred for an annual conference where NEOs were permitted to have spousal participation.

(4)	Mr. Tarr retired from his position as Chief Executive Officer and as a member of the Board effective April 16, 2024.

Compensation Philosophy

Our compensation policies and philosophies are designed to:

•	attract, retain, and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value;

•	retain leaders who engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and

•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

Independent Compensation Consultant

The compensation committee retains an independent compensation consultant, Aon’s Human Capital Solutions Practice, a division of Aon plc (the “Consultant”), to support the oversight and management of the executive compensation program. The compensation committee has sole authority to select, retain or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. One or more representatives of the Consultant attend compensation committee meetings, as requested. The compensation committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:

•	advising the compensation committee on executive compensation trends and regulatory developments;

•	providing a total compensation study for executives, compared against the companies in the peer group, and recommendations for executive pay;

•	working with the compensation committee to develop an appropriate peer group of comparable companies to serve as a reference point in executive compensation decision- making;

•	providing advice to the compensation committee on governance best practices, as well as any other areas of concern or risk;

•	serving as a resource to the compensation committee Chair for meeting agendas and supporting materials in advance of each meeting;

•	advising the compensation committee on management’s pay recommendations; and

•	reviewing and providing compensation recommendations for non-employee directors to the Board.

The compensation committee has assessed the independence of the Consultant as required by SEC and NYSE rules. The compensation committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the compensation committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.

Elements of NEO Compensation

The material elements of the compensation program for our named executive officers include the following, which are described in detail below: (i) annual base salary, (ii) annual cash incentive (a short-term incentive tied to the Company’s annual performance goals), (iii) long-term equity incentives (a long-term incentive opportunity consisting of time-based restricted stock units, performance-based restricted stock units, and/or stock options), and (iv) broad-based employee benefits, including a 401(k) retirement plan. These elements (and the amounts of compensation and benefits under each element) were selected based on ensuring market competitiveness and because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success.

Annual Base Salary

The named executive officers receive a base salary to compensate them for services rendered to the Company. Their base salary is subject to increase and will be reviewed for market competitiveness, from time to time, in the discretion of our Board or the compensation committee, as appropriate. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and alignment to market. Each named executive officer’s initial base salary was provided in his employment agreement or offer letter. The actual base salaries paid to each named executive officer for fiscal 2024 are set forth above in the “Summary Compensation Table” under the column entitled “Salary”.

Annual Cash Incentive Plan

Our compensation committee adopts an annual cash incentive plan pursuant to which we make a cash payout opportunity for our named executive officers based on achievement of specified performance goals subject to the discretion of the compensation committee. Each of our named executive officers is eligible to receive an annual cash payout, as described in their respective employment agreement or offer letter. No incentives were paid under this plan to the named executive officers in fiscal 2024, as described below.

For the fiscal 2024 annual cash incentive plan, the compensation committee set performance targets for our named executive officers based on achievement against a Bookings target of $643 million, which was 60% of the metric and Adjusted EBITDA which was 40% of the metric, with payouts to be reduced if necessary to achieve no less than $100 million in Adjusted EBITDA. Funding attainment for the performance measure was intended to link to Company growth and profitability. The payout schedule followed a linear scale for each measure, ranging from:

•	0% funding for performance below the threshold requirement (below threshold);

•	50% of target incentive for achieving 95% of the target performance requirement (threshold);

•	100% of target incentive for achieving 100% of the target performance requirement (target);

•	150% of target incentive for achieving 105% or above of the target performance requirement (over); and

•	200% of target incentive for achieving 110% or above of the target performance requirement (maximum).

The performance target and plan protection target were intended to create a direct link between the bonus payout scale and Company growth and profitability, with increased focus on overachievement. The following table outlines the performance requirements for each measure, the actual attainment for fiscal 2024 and the actual funding for the named executive officers.

Measure	Threshold	Target	Over	Maximum	Fiscal 2024 Attainment	Actual Funding
Bookings	$611M	$643M	$675M	$707M	$596M	$0
Adjusted EBITDA	$100M	$105M	$110M	$116M	$105M	$0

The following table illustrates the calculation of the annual cash incentive award that could have been earned by each named executive officer in fiscal 2024 under the annual cash incentive plan, assuming each such named executive officer worked the full fiscal year and was employed at the time of payout, and had the Company attained 100% of the target performance requirement.

The Bookings target for FY24 was not met and, in April 2024, the compensation committee adjusted the metrics to set the Adjusted EBITDA threshold at $105 million rather than $100 million. Although payments would have been due to the named executive officers under the plan as adopted and as adjusted, the executive officers, including the named executive officers, determined to forgo any cash incentive award payments in order to increase available funding for non-executive employees. As a result, no annual cash payout was made to the named executive officers for fiscal 2024. Had the Company made payments under the original plan design (including the payments due to executive officers), the fiscal 2024 Adjusted EBITDA attainment would have been $102 million, but given the change to the Adjusted EBITDA threshold to $105 million and the decision by the executive officers to forgo payment, the fiscal 2024 Adjusted EBITDA attainment was $105 million.

		Target Annual
		Cash Incentive
		Opportunity
		(% of Base Salary)
		(actual calculation
		impacted by		Actual Cash
	FY24 Base	mid-year salary	Target Annual Cash	Incentive Earned for
Name	Salary	adjustments)[1]	Incentive Opportunity	Fiscal 2024
Jeffrey R. Tarr	$772,500	100%	$772,500	$0
Richard Walker	$540,750	75%	$405,563	$0
Apratim Purakayastha	$540,750	75%	$405,563	$0

(1)	From fiscal year 2023 to fiscal year 2024, both Messrs. Tarr and Purakayastha remained flat on target cash incentive opportunity.

Long-Term Incentive Opportunity

We adopted an equity incentive plan, the 2020 Plan, in connection with the return of the Company to public markets in June 2021. The 2020 plan facilitates the grant of cash and equity incentives to directors, employees (including our named executive officers), and consultants of the Company and enables our Company to obtain and retain services of these individuals, which is essential to our long-term success. Equity awards granted to named executive officers under the 2020 Plan are designed to provide long-term incentive opportunities over a period of several years to align management’s interests with our equity owners’ long-term interests.In fiscal 2024, the compensation committee approved an annual long-term incentive award consisting of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The compensation committee selected RSUs and PSUs to align with market trends, retain talent and link compensation to Company performance. The long-term incentive award granted to named executive officers (other than the Chief Executive Officer) is comprised of 75% RSUs and 25% PSUs, and the long-term incentive award granted to our Chief Executive Officer is comprised of 60% RSUs and 40% PSUs.

The RSUs vest in substantially equal annual installments on the first four anniversaries of the vesting commencement date (the first day of the first month following the grant date), subject to the executive’s continued employment through the vesting dates.

The PSUs vest over three years, based on the achievement of certain Relative Total Shareholder Return (“Relative TSR”) goals based on the Russell 3000 Index. The compensation committee selected Relative TSR as the performance element for the PSUs to align a portion of executive pay directly with shareholder value creation. The total number of PSUs that vest either annually, upon the compensation committee’s certification of the performance goal, or at the end of the three-year vesting period, will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between performance levels will be determined on a straight-line interpolated basis. The following is the payout schedule for the PSUs:

TSR Ranking	Payout
90th Percentile & Above (Maximum)	200%
75th Percentile (Over)	150%
50th Percentile (Target)	100%
25% Percentile (Threshold)	50%
Below 25% Percentile (Below Threshold)	0%

PSU Exchange

The compensation committee reviewed the effectiveness of the outstanding PSUs as a retention tool. The PSUs vesting schedule was in four equal installments if the closing price of a share of Class A common stock of the Company, as reported on the New York Stock Exchange, equaled or exceeded $12.50 (which would be a price of $250 following the reverse stock split effective September 2023) on at least 20 out of 30 consecutive trading days prior to June 11, 2025. The compensation committee determined that cancelling these PSUs, in each case with the agreement of the holder, and replacing them with time-based RSUs, better met the goals of retaining talent. On May 1, 2023, 4,850 PSUs granted to Mr. Walker on June 11, 2021 were canceled and replaced with a new grant of 3,638 RSUs, and 6,450 PSUs granted to Mr. Purakayastha on June 11, 2021 were canceled and replaced with a new grant of 4,838 RSUs. The replacement grant of RSUs vests in two equal installments on May 1, 2024 and May 1, 2025.

Other Benefits

Skillsoft has a tax-qualified retirement savings plan, the Skillsoft Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”), under which participating employees, including our NEOs, may contribute up to the yearly statutory maximum under IRS guidelines into their 401(k) Plan accounts. In addition, under the 401(k) Plan, Skillsoft matches amounts contributed by the participant up to a certain percent of earnings, not to exceed the statutory maximum. Skillsoft currently makes matching contributions under the 401(k) Plan at a rate of 100% of up to 4% of eligible compensation contributed by participants with an annual cap of $4,000. The 401(k) Plan also allows Skillsoft to establish a profit sharing plan to which Skillsoft may make discretionary profit sharing contributions to the 401(k) Plan accounts for the benefit of participating employees who satisfy certain conditions in the discretion of the Board.

Our NEOs participate in the same medical benefit plans generally available to our management employees. These benefit plans include health insurance, dental and vision coverage, life insurance and disability coverage. Additionally, we provide our NEOs with an allowance for an annual executive health evaluation.

Other Aspects of the Company’s Compensation Programs

On occasion, and at the sole discretion of the Board or the compensation committee, additional cash bonuses may be granted to our named executive officers in recognition of special events or achievements, such as the closing of a transaction, a sign-on bonus, or a retention bonus. No such additional bonuses were awarded for fiscal 2024.

Agreements with Named Executive Officers

Mr. Tarr

On December 3, 2023, the Company entered into a Second Amended and Restated Employment Agreement with Jeffrey R. Tarr (the “Tarr Employment Agreement”). Pursuant to the Tarr Employment Agreement, the compensation committee annually determined Mr. Tarr’s base salary, and he was eligible to earn an annual cash incentive payout with a target and maximum equal to 100% and 200% of base salary, respectively, and was eligible to participate in health, welfare, and other benefits consistent with those offered to other senior executives of the Company. The Tarr Employment Agreement permitted the Company to grant Mr. Tarr options and restricted stock units, and governs the following awards previously granted to Mr. Tarr upon the commencement of his service as our Chief Executive Officer and member of our Board: (i) an award of 50,000 options (the “Tarr Options”), each having an exercise price equal to the fair market value of a share of our common stock on the date of grant, which vest ratably on a quarterly basis over a four-year period, and (ii) an award of 100,000 restricted stock units (the “Tarr RSUs”) which vested ratably on a quarterly basis over a three year period.

While the Tarr Employment Agreement does not provide a specific employment term, it may be terminated by (i) involuntary termination (for cause or disability), (ii) voluntary termination by Mr. Tarr or (iii) death. In the event of a termination by the Company for cause, the vested and unvested Tarr Options and unvested Tarr RSUs would have been forfeited. In the event of death or disability of Mr. Tarr, any unvested Tarr Options or Tarr RSUs would have vested in full. In the event of Mr. Tarr’s termination of employment by the Company without cause or by Mr. Tarr for good reason, any then-unvested Options or then-unvested RSUs that were scheduled to vest and become exercisable over the one-year period immediately following such Termination would have continued to vest and become exercisable over such one-year period in accordance with the vesting schedule set forth in the applicable grant notice. Furthermore, in the event of a change in control, (A)(i) the options granted to Mr. Tarr upon his initial hiring would have vested in full and (ii) all other options would have vested in full if Mr. Tarr’s employment was terminated by the Company without cause or by Mr. Tarr for good reason during the three months prior to or the twelve months following the change in control; and (B)(i) RSUs granted to Mr. Tarr in 2021 would have vested in full, (ii) RSUs that vest solely based on continued employment would have vested in full if Mr. Tarr’s employment was terminated by the Company without cause or by Mr. Tarr for good reason during the three months prior to or the twelve months following the change in control and (iii) any other RSUs that vest (in whole or in part) based on the achievement of performance metrics are treated as set forth in the definitive award agreement governing the award.

In addition, the Tarr Employment Agreement provided that upon termination without cause or by Mr. Tarr for good reason, Mr. Tarr would have been entitled to receive, in exchange for a release of claims against the Company and subject to Mr. Tarr’s continued compliance with the restrictive covenants set forth in the Tarr Employment Agreement, severance and benefits consisting of: (i) a payment equal to two times the sum of (A) the base salary and (B) target annual cash incentive for the year in which termination occurs, payable in substantially equal installments over the twenty-four month period following the date of termination in accordance with normal payroll practices, (ii) a bonus payment equal to the annual cash incentive for the year in which termination occurs based on actual performance and prorated to reflect the period of the fiscal year that has lapsed as of the date of termination, payable at the same time when annual cash incentive payouts are ordinarily paid by the Company, (iii) continued vesting of Mr. Tarr’s then-outstanding equity awards for the twelve-month period following the date of termination and (iv) payment of the cost of COBRA coverage for twelve months, if Mr. Tarr was participating in the Company’s group health plan immediately prior to termination. The Tarr Employment Agreement contains restrictive covenants including: (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant, a non-hire of employees covenant and a non-competition covenant, each of which applies during the employment term and for twelve months thereafter, and (iii) a mutual non-disparagement covenant that applies during the employment term and for five years thereafter.

The Tarr Employment Agreement provided that if Mr. Tarr would have received payments that would be treated as “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), he will receive the greater of the full amount (subject to the excise tax) or the amount which would result in no portion of the payment being subject to the excise tax under Section 4999 of the Internal Revenue Code.

Mr. Tarr retired from his position as Chief Executive Officer and as a member of the Board effective April 16, 2024, thus terminating the Tarr Employment Agreement. Mr. Tarr continued to serve as an advisor to the Executive Chair of the Company until May 9, 2024 (the “Separation Date’), on which date his employment with the Company terminated. In connection with Mr. Tarr’s transition and termination of employment, on May 23, 2024, the Company and Mr. Tarr entered into a transition and separation agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, upon his termination of employment on the Separation Date, subject to his execution of a general release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations, Mr. Tarr will receive the following payments and benefits: (i) payment of two (2) times the sum of (A) Mr. Tarr’s annual base salary as in effect on the Separation Date, plus (B) Mr. Tarr’s target annual bonus as in effect on the Separation Date, payable over a period of twenty-four (24) months following the Separation Date; (ii) payment of Mr. Tarr’s COBRA premiums for twelve (12) months following the Separation Date; (iii) payment of a $100,000 bonus for fiscal year 2025, payable at the same time as the first installment payment under clause (i); (iv) continued vesting of outstanding time-based restricted stock units for one (1) year following the Separation Date; and (v) with respect to any performance-based restricted stock units that have a measurement date within one (1) year following the Separation Date, vesting of such performance-based restricted stock units based on actual performance as of the Separation Date. With respect to outstanding equity awards (other than stock options) that do not vest in accordance with clauses (iv) or (v) of the immediately preceding sentence, such equity awards will remain outstanding for three (3) months following the Separation Date and be eligible for the treatment set forth in Mr. Tarr’s employment agreement upon a change in control of the Company within such three (3)-month period. The Separation Agreement provides for the forfeiture of all of Mr. Tarr’s outstanding stock options, whether vested or unvested, as of the Separation Date.

Subsequent Events

The Board of Directors appointed Ronald W. Hovsepian as the Company’s Executive Chair and principal executive officer effective April 16, 2024. Mr. Hovsepian had recently been named to take over the Chair position from the Company’s prior Chair, Patrick Kolek. Mr. Hovsepian succeeds Mr. Tarr as principal executive officer.

Mr. Purakayastha

On May 21, 2021, the Company entered into an employment agreement term sheet with Mr. Purakayastha to serve as our Chief Technology Officer effective upon the closing of the Business Combinations, which supersedes his previous employment agreement. The term sheet provides for a base salary of $450,000. Mr. Purakayastha is eligible to earn an annual cash bonus with a target equal to 75% of his base salary and participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The term sheet provides for initial equity grants, which were made on the date of closing of the Business Combinations, consisting of (i) an option to purchase 12,950 shares of common stock, which vests 25% on the first anniversary of the date of closing and the remaining 75% ratably over the following 12 quarters, (ii) an award of 6,450 restricted stock units, which vests ratably on each of the first four anniversaries of the date of closing, subject to Mr. Purakayastha’s continued employment through each vesting date, and (iii) an award of 6,450 restricted stock units, which vests ratably on each of the first four anniversaries of the date of closing, subject to Mr. Purakayastha’s continued employment through each vesting date, but only if the closing price of a share of common stock equals or exceeds $250.00 on at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the date of the closing of the Business Combinations. The term sheet provides that, if Mr. Purakayastha’s employment is terminated by the Company without “cause” or Mr. Purakayastha resigns for “good reason” (as such terms are defined in the term sheet), then subject to his execution of a release of claims, he will be entitled to severance benefits consisting of 12 months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s Incentive Plan), then Mr. Purakayastha instead will be entitled to (i) 12 months of base salary and benefits continuation, (ii) a prorated target bonus for the year of termination, (iii) a target bonus for the year of termination and (iv) accelerated vesting of outstanding equity awards. As a condition of his employment, Mr. Purakayastha also entered into a restrictive covenant agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.

Mr. Purakayastha’s term sheet provides that if Mr. Purakayastha would receive payments that would be treated as “parachute payments” under Section 280G of the Internal Revenue Code, he will receive the greater of the full amount (subject to the excise tax) or the amount which would result in no portion of the payment being subject to the excise tax under Section 4999 of the Internal Revenue Code.

Mr. Walker

On October 10, 2022, the Company entered into an employment agreement term sheet with Mr. Walker to serve as the Company’s Chief Financial Officer. The term sheet provides for an initial base salary of $525,000. Mr. Walker is eligible to earn an annual cash bonus with a target equal to 75% of his base salary and participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The term sheet provides for initial equity grants, which were made following Mr. Walker’s start date as Chief Financial Officer, consisting of (i) an award of 13,125 restricted stock units, which vests ratably on each of the first four anniversaries of November 1, 2022, subject to Mr. Walker’s continued employment through each vesting date, and (ii) an award of 4,375 restricted stock units, which vests ratably on each of the first three anniversaries of November 1, 2022, subject to Mr. Walker’s continued employment through each vesting date, subject to the performance of the Company against the Russell 3000 index utilizing the Relative TSR, with applicable Relative TSR thresholds set forth in the award agreement. The Relative TSR metrics used in this grant are described above in “Long-Term Incentive Opportunity”. The term sheet provides that, if Mr. Walker’s employment is terminated by the Company without “cause” or Mr. Walker resigns for “good reason” (as such terms are defined in the term sheet), then subject to his execution of a release of claims, he will be entitled to severance benefits consisting of 12 months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s Incentive Plan), then Mr. Walker instead will be entitled to (i) 12 months of base salary and benefits continuation, (ii) a prorated target bonus for the year of termination, (iii) a target bonus for the year of termination and (iv) accelerated vesting of outstanding equity awards. As a condition of his employment, Mr. Walker also entered into a restrictive covenant agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non- solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.

Mr. Walker’s term sheet provides that if Mr. Walker would receive payments that would be treated as “parachute payments” under Section 280G of the Internal Revenue Code, he will receive the greater of the full amount (subject to the excise tax) or the amount which would result in no portion of the payment being subject to the excise tax under Section 4999 of the Internal Revenue Code.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our NEOs that were outstanding as of January 31, 2024:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options / warrants (#) Exercisable		Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option Expiration date	Number of shares or units of stock that have not vested ($)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that not vested ($)(1)

Jeffrey R. Tarr (16)	31,250	(2)	18,750	(2)	215.00	6/11/2031	16,667	(5)	233,671	21,849	(13)	306,323
Chief Executive Officer							24,580	(6)	344,612	39,000	(15)	546,780
And President							58,500	(7)	820,170
	50,000	(3)			230.00	6/11/2026

Richard Walker	6,063	(4)	3,637	(4)	215.00	6/11/2031	2,425	(8)	33,999	3,152	(13)	44,191
Chief Financial Officer							622	(9)	8,720	4,375	(14)	61,338
							7,091	(6)	99,416	14,375	(15)	201,538
							3,026	(10)	42,425
							9,844	(11)	138,013
							43,125	(7)	604,613
							3,638	(12)	51,005

Apratim Purakayastha	8,094	(4)	4,856	(4)	215.00	6/11/2031	3,225	(8)	45,215	4,622	(13)	64,800
GM, Enterprise Solutions,							10,400	(6)	145,808	12,500	(15)	175,250
Chief Product & Tech							4,034	(10)	56,557
Officer							37,500	(7)	525,750
							4,838	(12)	67,829

(1)	Based on the closing price of our common stock on January 31, 2024 of $14.02 per share.
(2)	Award of options granted on June 11, 2021 scheduled to vest in sixteen equal quarterly installments beginning September 11, 2021. Stock options have a total term of ten years from the date of grant.
(3)

The Sponsor transferred 50,000 fully vested warrants to Mr. Tarr on June 11, 2021 in connection with his employment by Skillsoft following the completion of the Business Combinations. Mr. Tarr transferred 12,500 of these warrants to trusts established for the benefit of his children.

(4)

Award of options granted on June 11, 2021 scheduled to vest 25% on June 11, 2022 and the remaining 75% vest in twelve equal quarterly installments thereafter. Stock options have a total term of ten years from the date of grant.

(5)	Award of RSUs granted on June 11, 2021 that vest in twelve equal quarterly installments beginning September 11, 2021.
(6)	Award of RSUs granted on June 1, 2022 that vest in four equal annual installments beginning June 1, 2023.
(7)	Award of RSUs granted on April 14, 2023 that vest in four equal annual installments beginning May 1, 2024.
(8)	Award of RSUs granted on June 11, 2021 that vest in four equal annual installments beginning June 11, 2022.
(9)	Award of RSUs granted on September 10, 2021 that vest in four equal annual installments beginning September 10, 2022.
(10)	Award of RSUs granted on June 1, 2022 that vest 20% on June 1, 2023 and 80% on June 1, 2024.
(11)	Award of RSUs granted November 30, 2022 that vest in four equal annual installments beginning November 1, 2023.
(12)

Award of RSUs granted on May 1, 2023 that vest in two equal annual installments beginning May 1, 2024. This award was a replacement RSU award received in consideration for the cancellation of RSUs previously granted on June 11, 2021.

(13)

Represents the unearned portion of the PSU award granted on June 1, 2022. The PSUs vest in three annual installments ranging from 0% to 200% beginning June 1, 2023, based on Company’s achievement of Relative TSR performance goals. In the table above, the number and market value of the PSUs reported reflect threshold achievement based on the Company’s performance as of January 31, 2024. The actual number of PSUs that will be distributed is not yet determinable.

(14)

Represents the unearned portion of the PSU award granted on November 30, 2022. The PSUs vest in three annual installments ranging from 0% to 200% beginning November 1, 2023, based on Company’s achievement of Relative TSR performance goals. In the table above, the number and market value of the PSUs reported reflect threshold achievement based on the Company’s performance as of January 31, 2024. The actual number of PSUs that will be distributed is not yet determinable.

(15)

Represents the unearned portion of the PSU award granted on April 14, 2023. The PSUs vest in three annual installments ranging from 0% to 200% beginning May 1, 2024, based on Company’s achievement of Relative TSR performance goals. In the table above, the number and market value of the PSUs reported reflect threshold achievement based on the Company’s performance as of January 31, 2024. The actual number of PSUs that will be distributed is not yet determinable.

(16)	Mr. Tarr retired from his position as Chief Executive Officer and as a member of the Board effective April 16, 2024.

Equity Compensation Plan Information

The following table provides information as of January 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	Number of Shares to be	Weighted average	Number of securities remaining available for future issuance under equity compensation
	issued upon exercise of outstanding options, warrants and rights (#) (a)	exercise price of outstanding options, warrants and rights (b)	plans (excluding securities reflected in column (a)) (#) (c)
Equity Compensation plans approved by security holders (1)	1,182,797	$215.00	575,619(3)
Equity compensation plans not approved by security holders (2)	50,000	$230.00	N/A
Total	1,232,797	$220.40	575,619

(1)

Shares reported in column (a) include 721,739 shares underlying unvested RSUs, 14,260 deferred RSUs, 357,948 shares underlying PSUs, and 88,850 shares underlying stock options. Column (b) does not take shares underlying RSUs and PSUs into account, as such awards do not have an exercise price. The number of shares to be issued in respect of outstanding PSUs assumes that the maximum level of performance applicable to awards will be achieved.

(2)	Reflects 50,000 shares underlying warrants transferred to Mr. Tarr by the Sponsor on June 11, 2021 in connection with his employment by Skillsoft following the completion of the Business Combinations.
(3)

These shares are available for grant as of January 31, 2024 under the 2020 Plan pursuant to which the compensation committee of the Board may make various share based awards including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, RSUs, other equity-based awards, and other cash-based awards granted under the 2020 Plan. The maximum number of shares that may be granted under the 2020 Plan is 655,295, without giving effect to any “evergreen” increase, pursuant to which the plan share reserve is automatically increased on January 1 of each year in an amount equal to five percent of the total number of shares of common stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the compensation committee may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of shares of common stock than provided herein. The number in this column represents the number of shares available on January 31, 2024, following the January 1, 2024 evergreen replenishment of 403,939 shares.

The Company is proposing an Amendment to the 2020 Plan to increase the number of shares available for issuance under the 2020 Plan, which is described in Proposal 2: Approval of an Amendment to the 2020 Plan.

On May 16 2024, the Company adopted the Skillsoft Corp. 2024 Employment Inducement Incentive Award Plan (the “Inducement Plan”).  The Inducement Plan provides for the inducement grants of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other equity-based awards, and cash-based incentive awards to new hires, or individuals being rehired following a bona fide period of non-employment with the Company, in compliance with Section 303A.08 of the New York Stock Exchange Listed Company Manual. Under the Inducement Plan, 200,000 shares are authorized for issuance.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of May 3, 2024 by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our NEOs and directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of shares of our common stock is based on 8,156,611 shares of common stock issued and outstanding on May 3, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of May 3, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Holder (1)	Number of Shares	Percentage of Shares
5% stockholders
MIH Learning B.V. (2)	3,896,419	43.3%
M. Klein Associates, Inc. (3)	682,514	8.0%
Paradice Investment Management LLC (4)	616,068	7.6%
Named executive officers and directors:
Jeffrey R. Tarr (5)	169,383	2.1%
Richard Walker (6)	27,586	*
Apratim Purakayastha (7)	23,455	*
Helena B. Foulkes (8)	10,000	*
Ronald W. Hovsepian (8)	—	—
Lawrence C. Illg (9)	5,666	*
Michael S. Klein (10)	1,026,371	11.8%
Patrick Kolek (8)	5,000	*
Karen G. Mills (11)	25,574	*
Peter Schmitt (12)	5,100	*
Lawrence H. Summers (13)	38,424	*
All directors and executive officers as a group (11 persons) (14):	1,172,498	13.5%

*	Less than 1%

(1)	Unless otherwise noted, the address of each of the following entities or individuals is c/o Skillsoft Corp., 7887 E. Belleview Ave, Suite 600, Greenwood Village, CO 80111.

(2)

Based on the Form 4 filed with the SEC by Naspers Ltd. (“Naspers”) on September 21, 2022, reporting shares of common stock owned by MIH Learning B.V. (“Prosus”), Prosus beneficially owns 3,063,085 shares of common stocks. Additionally, Prosus holds 833,333 shares of common stock that may be issued upon the exercise of warrants issued pursuant to the Prosus Subscription Agreement. Prosus is an indirect wholly owned subsidiary of Prosus N.V. Prosus N.V. is a direct subsidiary of Naspers. Naspers holds ordinary shares of Prosus N.V. that, based upon such Form 4, represent approximately 72.4% of the voting rights in respect of Prosus N.V.’s shares. As a result, shares of common stock beneficially owned by Prosus may be deemed to be beneficially owned by Prosus N.V. and by Naspers. Prosus N.V. is a publicly traded limited liability company incorporated under the laws of the Netherlands. Naspers is a publicly traded limited liability company incorporated under the laws of the Republic of South Africa. The business address (i) for Prosus and Prosus N.V. is Symphony Offices, Gustav Mahlerplein 5, 1082 MS Amsterdam, The Netherlands, (ii) for Naspers is Media24 Centre, 40 Heerengracht, Cape Town, South Africa 8001.

(3)

Based on a Schedule 13G/A of M. Klein Associates, Inc. filed with the SEC on February 14, 2024, reporting shares of common stock beneficially owned as of December 31, 2023. The shares beneficially owned by M. Klein Associates, Inc. may also be deemed to be beneficially owned by Mr. Klein, who is the managing member of M. Klein Associates, Inc. The number above includes 334,716 shares of common stock and 347,798 shares of common stock that may be issued upon exercise of the warrants in each case held by M. Klein Associates, Inc. The business address for M. Klein Associates, Inc. is 640 Fifth Avenue, 12th Floor, New York, New York 10019.

(4)

Based on a Schedule 13G/A of Paradice Investment Management LLC and Paradice Investment Management Pty Ltd filed with the SEC on February 7, 2024, reporting shares of common stock beneficially owned as of December 31, 2023. Includes (i) shared power to vote or direct to vote 78,980 shares, and (ii) shared power to dispose of or direct the disposition of 616,068 shares. The business address for Paradice Investment Management LLC is 250 Fillmore Street, Suite 425, Denver, CO 80206 and the business address of Paradice Investment Management Pty Ltd is Level 27, Chifley Tower, 2 Chifley Square, Sydney, NSW 2000, Australia.

(5)

Interests shown consist of (i) 50,000 shares of common stock that may be issuable upon the exercise of warrants, of which 12,500 are indirectly beneficially owned by Mr. Tarr through trusts for the benefit of his children of which his spouse is the trustee, (ii) 81,883 shares of common stock held directly, and (iii) 37,500 shares of common stock issuable upon the exercise of options within 60 days of May 3, 2024 pursuant to the terms of his second amended and restated employment agreement. Excludes 31,153 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee pursuant to the terms of his second amended and restated employment agreement. Mr. Tarr retired from his position April 16, 2024 and served in an advisory capacity through May 9, 2024.

(6)

Interests shown consist of 20,310 shares of common stock held directly and 7,276 shares of common stock issuable upon the exercise of options within 60 days of May 3, 2024. Excludes 57,171 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(7)

Interests shown consist of 13,742 shares of common stock held directly and 9,713 shares of common stock issuable upon the exercise of options within 60 days of May 3, 2024. Excludes 48,203 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(8)

Excludes (i) 3,750 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee, and (ii) 2,850 restricted stock units that are vested but deferred at the director’s election.

(9)

Interests shown consist of (i) 2,750 shares of common stock held directly, (ii) 2,500 shares of common stock held indirectly by the Illg Family Revocable Trust, and (iii) 416 shares of common stock that may be issuable upon exercise of warrants within 60 days of May 3, 2024. Excludes (i) 3,750 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee, and (ii) 2,850 restricted stock units that are vested but deferred at the direction’s election.

(10)

Interests shown consist of 2,850 shares of common stock held directly, and indirect ownership of (i) 334,716 shares of common stock and 347,798 shares of common stock issuable upon the exercise of warrants held by M. Klein Associates, Inc., of which Mr. Klein is the managing member, and (ii) 177,984 shares of common stock and 163,023 shares of common stock issuable upon the exercise of warrants held by Garden State Capital Partners, of which Mr. Klein is the managing member. Excludes 3,750 shares issuable upon the vesting of time-based restricted stock units held directly by Mr. Klein that may be settled in shares or cash at the election of the compensation committee.

(11)

Interests shown consist of indirect ownership of (i) 6,674 shares of common stock and 6,113 shares of common stock issuable upon the exercise of warrants held by K&BM LP, and (ii) 6,674 shares of common stock and 6,113 shares of common stock issuable up on the exercise of warrants held by Mills Family I, LLC. Excludes (i) 3,750 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee, and (ii) 2,850 restricted stock units that are vested but deferred at the direction’s election.

(12)	Excludes 3,750 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(13)

Interests shown consist of 26,198 shares of common stock held directly and 12,226 shares of common stock issuable upon the exercise of warrants within 60 days of May 3, 2024. Excludes 3,750 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(14)

Includes 535,689 shares of common stock issuable upon the exercise of warrants within 60 days of May 3, 2024 and 16,989 shares of common stock that is or will become issuable upon the exercise of options within 60 days of May 3, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions (each a “Related Person Transaction”), during our last two completed fiscal years or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, executive officers, director nominees, shareholders known to us to beneficially hold more than 5% of any class of our voting securities, or an immediate family member of any of the foregoing (any of the foregoing persons, a “Related Person”) had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation.”

Agreements with Prosus, Largest Stockholder

In January 2022, Skillsoft entered into a commercial agreement to provide off-the-shelf Skillsoft products to the Company’s largest stockholder, MIH Learning B.V., (known as “Prosus”) and its affiliates for $0.7 million over three years.

Codecademy Transaction

On December 22, 2021, the Company, certain of the Company’s subsidiaries, Ryzac, Inc. (“Codecademy”), and Fortis Advisors LLC entered into an Agreement and Plan of Merger, pursuant to which the Company acquired Codecademy on April 4, 2022 for total consideration of approximately $390.3 million, consisting of the issuance of 30,374,427 million shares of Class A common stock and a cash payment of $207.6 million. Prosus or its affiliates held approximately 23.8% of the outstanding equity of Codecademy and received a proportionate share of the consideration at the closing of the acquisition. In addition, Lawrence C. Illg and Patrick Kolek, current members of the Board, are advisors to Prosus or its affiliates, Mr. Illg was a member of Codecademy’s Board of Directors and Paul Peake, s director nomimee is an officer of Prosus. The transaction with Codecademy and the issuance of shares of Class A common stock in connection with the acquisition were approved by the Company’s audit committee and the Board in accordance with the Company’s related party transaction policy and without the participation of Mr. Illg or Mr. Kolek.

Michael Klein, a member of our Board, is the Chief Executive Officer of Klein Group. The Company engaged the Klein Group to act as a consultant in respect of the transaction with Codecademy, particularly to assist management in its evaluation of the business opportunity and structuring and negotiation of a potential transaction. Pursuant to this engagement, the Company paid the Klein Group a transaction fee equal to $2 million. The engagement of the Klein Group and the payment of the fees described above were approved by the Company’s audit committee and the Board in accordance with the Company’s related party transaction policy.

Related Person Transactions Policy

We have adopted a formal written policy for the reporting, review and approval or ratification of transactions with Related Persons. Our Related Person Transaction Policy provides that we will only enter into a Related Person Transaction when our Audit Committee determines that the transaction is in the best interests of the Company and our stockholders. In connection with approving or ratifying a Related Person Transaction, our Chief Legal Officer (“CLO”) will review all reported transactions to determine whether the proposed transaction could be a Related Person Transaction. If it is determined that a proposed transaction could be a Related Person Transaction, our CLO reports the transaction, along with a summary of material facts, to the Audit Committee (or otherwise independent subset of our Board) for review. The Audit Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

●	the relationship of the Related Person with the Company;

●	the materiality of the transaction, including the dollar value of the transaction, without regard to profit or loss;

●	the business purpose for the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company;

●	whether the transaction is on arms-length terms;

●	whether the transaction is in the ordinary course of the Company’s business;

●

the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls and procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction;

●	the potential for the transaction to lead to an actual or apparent conflict of interest;

●	any safeguards imposed to prevent actual or apparent conflicts of interest; and

●	the overall fairness of the transaction to the Company.

ADDITIONAL INFORMATION

Availability of Certain Information

A copy of our Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

We filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, with the SEC on April 15, 2024. We will mail without charge, upon written request, a copy of this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, excluding exhibits. Please send a written request to:

Skillsoft Corp.

Attention: Investor Relations

7887 E. Belleview Ave., Suite 600

Greenwood Village, CO 80111

(603) 324-3000

Householding

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability of Proxy Materials or, if requested, our Proxy Statement and Annual Report unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure reduces our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, or, if requested, our Proxy Statement and Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Secretary by mail, c/o Skillsoft Corp., 7887 E. Belleview Ave., Suite 600, Greenwood Village, CO 80111 or by phone at (603) 324-3000. If you participate in householding and wish to receive a separate copy of our Notice of Internet Availability of Proxy Materials or, if requested, this Proxy Statement and our Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Secretary as indicated above.

If you are the beneficial owner of shares held in street name through a broker, bank, or other intermediary, please contact your broker, bank, or intermediary directly if you have questions, require additional copies of our Notice of Internet Availability of Proxy Materials, this Proxy Statement, or our Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement

In order to include a stockholder proposal in our proxy statement and form of proxy for the annual meeting to be held in 2025 (the “2025 Annual Meeting”), we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than February 7, 2025, which is 120 calendar days before the anniversary of the date this Proxy Statement for the 2024 Annual Meeting is mailed to stockholders. However, if the date of the 2025 Annual Meeting is changed by more than 30 days from the anniversary date of the 2024 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.

Any stockholder proposal or director nomination submitted to us for consideration at the 2025 Annual Meeting but which is not intended to be included in the related proxy statement and form of proxy, must be delivered to our Secretary between March 20, 2025 and April 19, 2025, which are the dates between 90 days and 120 days prior to July 18, 2025, the anniversary of the 2024 Annual Meeting. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 70 days after such anniversary, we must receive the proposal not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting date or the 10th day following the date on which public announcement of the 2025 Annual Meeting is first made; otherwise, the proposal will be considered by us to be untimely and not properly brought before the 2025 Annual Meeting.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 19, 2025, 60 days before the anniversary of the 2024 Annual Meeting. If the date of the 2025 Annual Meeting has changed by more than 30 calendar days from the anniversary of the 2024 Annual Meeting, the stockholder would have to provide notice by the later of 60 calendar days before the date of the 2025 Annual Meeting or the 10th calendar day after the company’s first public announcement of the date of the 2025 Annual Meeting.

Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our bylaws and the SEC. In addition, pursuant to the rules and regulations of the SEC, the persons appointed as proxies for the 2025 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which we have not received notice by April 23, 2025, the date that is 45 days prior to the anniversary date on which this Proxy Statement for the 2024 Annual Meeting is mailed to our stockholders.

Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the Proxy Card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the Proxy Card to vote in accordance with their best judgment on any such matter.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SKIL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18046-P92105 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SKILLSOFT CORP.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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Nominees:
01) Helena B. Foulkes
02) Karen G. Mills
03) Paul Peake

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should eachsign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annex – Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan

(see attached)

FIRST AMENDMENT TO

SKILLSOFT CORP.
2020 OMNIBUS INCENTIVE PLAN

WHEREAS, Skillsoft Corp. (the “Company”), a Delaware corporation, sponsors the Skillsoft Corp. 2020 Omnibus Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 12(a) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, subject to stockholder approval if the amendment would materially increase the number of securities which may be issued under the Plan; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Common Stock (as defined in the Plan) available for awards under the Plan, subject to the approval of the Company’s stockholders.

NOW, THEREFORE, the Plan is hereby amended, subject to and effective as of the date of the approval of the Company’s stockholders, as follows:

1.	The first sentence of Section 6(a) of the Plan is amended and restated in its entirety as follows:

Subject to Section 11 of the Plan, and subject to any annual increases described in this Section 6(a) below beginning on January 1, 2025, 2,908,333 shares of Common Stock (the “Plan Share Reserve”) shall be available for Awards under the Plan.

2.	Except as set forth above, all other provisions of the Plan shall remain in effect unaffected hereby.

IN WITNESS WHEREOF, the Board has adopted the First Amendment to Skillsoft Corp. 2020 Omnibus Incentive Plan on June 6, 2024, subject to and effective as of the date of the approval of the Company’s stockholders.